THE MEMBERSHIP INTERESTS REPRESENTED HEREBY (OR BY CERTIFICATES IF ANY ARE ISSUED) HAVE BEEN ACQUIRED FOR INVESTMENT AND WERE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE INTERESTS MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED AT ANY TIME EXCEPT IN ACCORDANCE WITH THE RESTRICTIONS CONTAINED IN THIS AGREEMENT AND PURSUANT TO AN EFFECTIVE REGISTRA TION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAW OR IN THE EVENT THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO IT THAT SUCH TRANSFER DOES NOT REQUIRE REGISTRATION UNDER ANY APPLICABLE LAWS.


                              AMENDED AND RESTATED
                      LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                         TEJAS-MAGNOLIA ENERGY, L.L.C.
                      A Delaware Limited Liability Company

     This Amended and Restated Limited Liability Company Agreement of TEJAS-MAGNOLIA ENERGY, L.L.C. (the "Agreement") dated as of December 18, 1995, is (a) adopted by the Managers (as defined below), (b) executed and agreed to, for good and valuable consideration, by the Members identified on the signature pages hereof, and (c) amends and restates in its entirety that certain Limited Liability Company Agreement of the Company dated as of September 29, 1995 (the "Prior Agreement").

                                    ARTICLE I

                                   DEFINITIONS

     The following terms, when used in this Agreement, shall have the respective meanings assigned to them in this Article unless the context otherwise requires:

     ACT means the Delaware Limited Liability Company Act, Chapter 18, Title 6 of the Delaware Code, and any successor statute, as amended from time to time.

     ADDITIONAL CONTRIBUTION shall have the meaning set forth in Section 5.2.

     ADJUSTED CAPITAL ACCOUNT means the Capital Account maintained for each Member as of the end of each taxable year of the Company (a) increased by any amounts which such Member is obligated to restore under the standards set by IRS Regulations Section 1.704-1(b)(2)(ii)(c) (or is deemed obligated to restore under IRS Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5)) and (b) decreased by (i) the amount of all losses and deductions that, as of the end of such taxable year, are reasonably expected to be allocated to such Member in subsequent years under Sections 704(e)(2) and 706(d) of the Code and IRS Regulations Section 1.751- 1(b)(2)(ii), and (ii) the amount of all distributions that, as of the end of such taxable year, are reasonably expected to be made to such Member in subsequent years in accordance with the terms of this Agreement or otherwise to the extent they exceed offsetting increases to such Member's Capital Account that are reasonably expected to occur during (or prior to) the year in which such distributions are reasonably expected to be made. The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of IRS Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

     ADJUSTED PROPERTY means any property the Carrying Value of which has been adjusted pursuant to IRS Regulations Section 1.704-1(b)(2)(iv)(f). Once an Adjusted Property is deemed distributed by, and recontributed to, the Company for federal income tax purposes upon a termination thereof pursuant to Section 708 of the Code, such property shall thereafter constitute a Contributed Property until the Carrying Value of such property is further adjusted pursuant to IRS Regulations Section 1.704- 1(b)(2)(iv)(f).

     AFFILIATE means (i) with regard to PNG and MCN, any entity that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with Tejas Gas Corporation, and (ii) with regard to any other Person, any Person or entity that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term "control" as used in the immediately preceding sentence means, with respect to a corporation, the right to the exercise, directly or indirectly, of ten percent (10%) or more of the voting rights attributable to the shares of the controlled corporation and, with respect to a person or entity other than a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled person or entity.

     AGREED VALUE of any Contributed Property means the fair market value of such property or other consideration at the time of contribution as determined by the Managers and approved by the Required Interests using such reasonable method of valuation as they may adopt. The Managers shall, in their sole discretion, use such method as they mutually deem reasonable and appropriate to allocate the aggregate Agreed Value of Contributed Properties contributed to the Company in a single or integrated transaction among such properties on a basis proportional to their fair market values.

     BANKRUPT MEMBER means any Member (a) that (i) makes a general assignment for the benefit of creditors; (ii) files a voluntary bankruptcy petition; (iii) becomes the subject of an order for relief or is declared insolvent in any federal or state bankruptcy or insolvency proceedings; (iv) files a petition or answer seeking for the Member a reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any Law; (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Member in a proceeding of the type described in subclauses (i) through (iv) of this clause (a); or (vi) seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of the Member's or all or any substantial part of the Member's properties; or (b) against which a proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any Law has been commenced and 90 days have expired without dismissal thereof or with respect to which, without the Member's consent or acquiescence, a trustee, receiver, or liquidator of the Member or of all or any substantial part of the Member's properties has been appointed and 60 days have expired without the appointment having been vacated or stayed, or 60 days have expired after the date of expiration of a stay, if the appointment has not previously been vacated.

     BASE INTEREST RATE means a rate per annum equal to the lesser of (a) a varying rate per annum then most recently announced by Citibank, N.A. at New York, New York, from time to time as its base rate for dollar loans in the United States, which base rate may not be the lowest rate charged by Citibank, N.A. on loans to any of its customers, with adjustments in that varying rate to be made on the same date as any change in that rate, and (b) the maximum rate permitted by applicable Law.

     BOOK-TAX DISPARITY means, with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Member's share of the Company's Book-Tax Disparities in all of its Contributed Properties and Adjusted Properties will be reflected by the difference between such Member's Capital Account balance as maintained pursuant to Section 5.8 of this Agreement and the hypothetical balance of such Member's Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

     BUSINESS DAY means any day other than a Saturday, Sunday or any other day on which banking institutions in New York City, New York; Boston, Massachusetts; or Houston, Texas, are required or authorized by Law to suspend operations.

     CAPITAL ACCOUNT means, with respect to any Member, that Capital Account determined and maintained in accordance with the rules of IRS Regulations
Section 1.704-1(b)(2)(iv).

     CAPITAL CONTRIBUTION means any contribution by a Member to the capital of the Company.

     CARRYING VALUE means (a) with respect to a Contributed Property, the Agreed Value of such property reduced (but not below zero) by all depreciation, amortization and cost recovery deductions charged to the Members' Capital Accounts and (b) with respect to any other Company property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with IRS Regulations Section 1.704-1(b)(2)(iv)(f), and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of

Company properties, as deemed appropriate by the Managers and approved by the Required Interests.

     CERTIFICATE means the Certificate of Formation of the Company filed with the Secretary of State of Delaware on September 28, 1995.

     CLASS A MEMBER means a Member who is a holder of Class A Units.

     CLASS A UNITS means the Class A Units of Membership  Interest  described in
Section 2.6.

     CLASS B GUARANTEED PAYMENT DISTRIBUTIONS means those distributions described in Section 6.4 hereof and payable to Class B Members in accordance with the Distribution Schedule (the "Distribution Schedule") agreed upon by all the Class A Members and the Class B Members at the time of the issuance of the Class B Units.

     CLASS B LIQUIDATING  DISTRIBUTIONS means those  distributions  described in
Section 6.6 hereof and payable to Class B Members.

     CLASS B MANDATORY  DISTRIBUTIONS  means those  distributions  described  in
Section 6.5 hereof and payable to Class B Members in accordance with the mandatory distribution schedule (the "Mandatory Distribution Schedule") agreed upon by all the Class A Members and the Class B Members at the time of the issuance of the Class B Units.

     CLASS B MEMBER means a Member who is a holder of Class B Units.

     CLASS B OBLIGATIONS mean Class B Guaranteed Payment Distributions and Class B Mandatory Distributions.

     CLASS B UNITS means the Class B Units of Membership  Interest  described in
Section 2.6.

     CODE means the Internal Revenue Code of 1986, and any successor statute, as amended from time to time.

     COMMITMENT means the total contribution to the capital of the Company for which a Member is legally bound and obligated and which for the initial Members shall be in the amount set forth for such Member on EXHIBIT A hereto.

     COMPANY means Tejas-Magnolia Energy, L.L.C., the limited liability company formed pursuant to the Certificate.

     COMPANY MINIMUM GAIN means that amount determined in accordance with the principles of IRS Regulations Section 1.704-2(d).

     CONTRACT YEAR shall have the meaning ascribed to such term in the Pontchartrain-Evangeline Contract or the Standby Contract, as applicable.

     CONTRIBUTED PROPERTY means each property or other asset, but excluding cash, contributed to the Company (or deemed contributed to the Company on termination and reconstitution thereof pursuant to Section 708 of the Code). Once the Carrying Value of a Contributed Property is adjusted pursuant to IRS Regulations Section 1.704-1(b)(2)(iv)(f), such property shall no longer constitute a Contributed Property for purposes of Section 6.2(b) hereof, but shall be deemed an Adjusted Property for such purposes.

     DGCL means the Delaware General Corporation Law and any successor statute, as amended from time to time.

     DEFAULT INTEREST RATE means a rate per annum equal to the lesser of (a) two percent (2%) plus a varying rate per annum that is equal to the interest rate publicly quoted by Citibank, N.A. in New York, New York, from time to time as its base rate, with adjustments in that varying rate to be made on the same date as any change in that rate, and (b) the maximum rate permitted by applicable Law.

     DISTRIBUTION PERIOD means the period from the date of any purchase of the Class B Units through and including the Retirement Date.

     ECONOMIC  RISK OF LOSS shall have the meaning set forth in IRS  Regulations
Section 1.752-2.

     ERISA shall have the meaning ascribed to such term in the Participation Agreement.

     $55,000,000 INTERCOMPANY NOTE shall mean the $55,000,000 intercompany note described in Section 5.1 hereof, as amended or replaced from time to time.

     GUARANTOR'S CREDIT AGREEMENT shall mean the Secured Credit Agreement dated as of January 12, 1995, among Tejas-Acadian Holding Company, as the Borrower, the lenders from time to time parties thereto and Canadian Imperial Bank of Commerce, as Administrative Agent, as the same may be amended from time to time.

     INDEBTEDNESS   shall  have  the  meaning  ascribed  to  such  term  in  the
Participation Agreement.

     IRS REGULATIONS means the Income Tax Regulations promulgated under the Code, and any successor IRS Regulations as amended from time to time.

     LAW shall have the meaning ascribed to such term in the Participation Agreement.

     LIEN shall have the meaning ascribed to such term in the Participation Agreement.

     LP&L means Louisiana Power & Light Company, a Louisiana corporation, and any of its successors or assigns.

     MANAGER means any Person designated as a manager of the Company as provided in this Agreement, but does not include any Person who has ceased to be a manager of the Company.

     MCN means MCN Pelican Interstate Gas Corp., a Delaware corporation.

     MEMBER means the Persons identified as members on the signature pages of this Agreement and any other Persons hereafter admitted to the Company as a member as provided in this Agreement, but does not include any Person who has ceased to be a member in the Company.

     MEMBER NONRECOURSE DEBT shall have the meaning set forth in IRS Regulations
Section 1.704-2(b)(4).

     MEMBER NONRECOURSE DEDUCTIONS means any and all items of loss, deduction or expenditure (described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of IRS Regulations Section 1.704-2(i)(2), are attributable to a Member Nonrecourse Debt.

     MEMBERSHIP INTEREST means the entire ownership interests and rights of a Member in the Company represented by the total of all Units of Membership
Interest held by such Member, including, without limitation, rights to distributions (liquidating or otherwise), redemptions, exchange rights, allocations and information, and to consent to or approve of actions.

     MINIMUM GAIN ATTRIBUTABLE TO MEMBER NONRECOURSE DEBT means that amount determined in accordance with the principles of IRS Regulations Section 1.704-2(i)(3).

     MONTHLY DEFICIENT QUANTITY shall have the meaning ascribed to such term in the Pontchartrain-Evangeline Contract or the Standby Contract, as applicable.

     NET AGREED VALUE means (a) in the case of any Contributed Property, the Agreed Value of such property reduced by any liabilities either assumed by the Company upon such contribution or to which such property is subject when contributed, and (b) in the case of any property distributed to a Member by the Company, the Company's Carrying Value of such property at the time such property is distributed, reduced by any indebtedness either assumed by such Member upon such distribution or to which such property is subject at the time of distribution as determined under Section 752 of the Code.

     NONRECOURSE BUILT-IN GAIN means, with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or negative pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Members pursuant to Sections 6.2(b)(i)(A), 6.2(b)(ii)(A) or 6.2(b)(iii) hereof if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

     NONRECOURSE DEDUCTIONS means any and all items of loss, deduction or expenditures (described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of IRS Regulations Section 1.704-2(b)(1), are attributable to a Nonrecourse Liability.

     NONRECOURSE  LIABILITY  shall have the meaning set forth in IRS Regulations
Section 1.704-2(b)(3).

     OPERATIVE DOCUMENTS shall have the meaning ascribed to such term in the Participation Agreement.

     PARTICIPATION AGREEMENT means the Amended and Restated Participation Agreement dated as of December 18, 1995, by and among the Seller, PNG, the Trust and Citibank, N.A. as Agent, and the other financial institutions from time to time parties thereto, as it may be amended from time to time.

     PERCENTAGE INTEREST means, with respect to any Member, a fraction (expressed as a percentage), the numerator of which is the aggregate number of Class A or Class B Units of Membership Interest, as applicable, owned by such Member and the denominator of which is the total number of all then issued and outstanding Class A or Class B Units of Membership Interest, as applicable.

     PERSON has the meaning given that term in Section 18-101 of the Act.

     PNG means Pontchartrain Natural Gas System, a Texas general partnership whose general partners are TXO-Acadian Gas Pipeline Corp. and MCN Acadian Gas Pipeline Corp.

     PONTCHARTRAIN-EVANGELINE CONTRACT means that certain Gas Sales Contract by and between PNG as Seller and Evangeline Gas Pipeline Company, L.P. as Buyer dated as of December 31, 1991, as amended from time to time.

     RECAPTURE INCOME means any gain recognized by the Company (computed without regard to any adjustment required by Sections 734 or 743 of the Code) upon the disposition of any property or asset of the Company, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

     REDUCTION OPTION AMOUNT shall have the meaning ascribed to such term in the Evangeline-LP&L Contract.

     REQUIRED CLASS A INTERESTS means at any time those Members who, in the aggregate, own fifty percent (50%) or more of the issued and outstanding Class A Units.

     REQUIRED CLASS B INTERESTS means at any time those Members who, in the aggregate, own all of the issued and outstanding Class B Units.

     RETIREMENT DATE shall have the meaning ascribed to such term in the Participation Agreement (excluding the A-Notes and the A-Certificates).

     SELLER'S MARGIN shall have the meaning ascribed to such term in the Pontchartrain-Evangeline Contract or the Standby Contract, as applicable.

     STANDBY CONTRACT means that certain Standby Gas Sales Contract by and between PNG as Seller and LP&L as Buyer dated as of December 31, 1991, as amended from time to time.

     TRANCHE A ASSIGNMENT means the Amended and Restated Assignment of Tranche A Economic Interest dated as of December 18, 1995, but effective as of September 29, 1995, from PNG to Magnolia.

     TRANCHE A ECONOMIC INTEREST shall have the meaning ascribed to such term in the Tranche A Assignment.

     TRANCHE B ASSIGNMENT means the Assignment of Tranche B Economic Interest described in Section 5.1 hereof.

     TRANCHE B ECONOMIC INTEREST shall have the meaning ascribed to such term in the Tranche B Assignment.

     TRUST means Magnolia Energy Venture Trust, a trust organized under the laws of the State of Massachusetts.

     $20,000,000 INTERCOMPANY NOTE shall mean the $20,000,000 intercompany note described in Section 5.1 hereof, as amended or replaced from time to time.

     UNIT OF MEMBERSHIP INTEREST means each share or portion (or the aggregate thereof, as applicable) of Membership Interest in the Company issued to a Member pursuant to this Agreement, whether now or hereafter, but does not include any interest held by a Person who has ceased to be a Member in the Company. Units of Membership Interest may be either Class A Units or Class B Units.

     UNREALIZED GAIN attributable to any item of Company property means, as of any date of determination, the excess, if any, of (a) the fair market value of such property as of such date, over (b) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to IRS Regulations Section 1.704-1(b)(2)(iv)(f)). In determining such Unrealized Gain, the aggregate cash amount and fair market value of all Company assets (including cash or cash equivalents) shall be determined by the Managers and approved by the Required Interests using such reasonable method of valuation as they may adopt. The Managers shall allocate such aggregate value among the assets of the Company (in such manner as they determine in their sole discretion to be reasonable) to arrive at a fair market value for individual properties.

     UNREALIZED LOSS attributable to any item of Company property means, as of any date of determination, the excess, if any, of (a) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to IRS Regulation Section 1.704-1(b)(2)(iv)(f)), over (b) the fair market value of such property as of such date. In determining such Unrealized Loss, the aggregate cash amount and fair market value of all Company assets (including cash or cash equivalents) shall be determined by the Managers and approved by the Required Interests using such reasonable method of valuation as they may adopt. The Managers shall allocate such aggregate value among the assets of the Company (in such manner as they determine in their sole discretion to be reasonable) to arrive at a fair market value for individual properties.


                                   ARTICLE II

                                  ORGANIZATION

     2.1 FORMATION.

     (a) The Company has been organized as a Delaware limited liability company by the filing of the Certificate under and pursuant to the Act and the execution and delivery of this Agreement.

     (b) The rights and liabilities of the Members shall be as provided in the Act, except as may be expressly provided otherwise herein. Prior to transacting business in any jurisdiction other than the State of Delaware, the Company shall qualify to do business in such other jurisdiction if such a procedure is provided by statute or regulation in such other jurisdiction.

     (c) A Member's Membership Interest in the Company shall be personal property for all purposes. All real and other property owned by the Company shall be deemed owned by the Company as an entity and no Member, individually, shall have any ownership of such property.

     2.2 NAME. The name of the Company is "Tejas-Magnolia Energy, L.L.C." and all Company business must be conducted in that name or such other names that comply with applicable Law as the Managers may select from time to time.

     2.3 OFFICES. The registered office of the Company in the State of Delaware shall be the office of the initial registered agent named in the Certificate or such other office (which need not be a place of business of the Company) as the Managers may designate from time to time in the manner provided by Law. The registered agent of the Company in the State of Delaware shall be the initial registered agent named in the Certificate or such other Person or Persons as the Managers may designate from time to time in the manner provided by Law. The principal office of the Company shall be at 1301 McKinney, Suite 700, Houston, Texas 77002, or such other place as the Managers shall designate from time to time, and the Company shall maintain records there as required by Section 18-305 of the Act. The Company may have such other offices as the Managers may designate from time to time.

     2.4 TERM. The Company commenced on the date of the filing of the Certificate with the Secretary of State of the State of Delaware and shall continue in existence until terminated in accordance with Article XIII of this Agreement.

     2.5 MERGERS AND EXCHANGES.  The Company may be a party to (a) a merger,  or
(b) an exchange or acquisition of the type described in Section 18-209 of the Act, each subject to the requirements of Section 2.8(a) hereof.

     2.6  AUTHORIZED NUMBER OF UNITS OF MEMBERSHIP INTEREST.

          (a) The aggregate number of Units of Membership Interest that the Company is authorized to issue is 20,000, in the following classes:

          (i) the Company shall be authorized to issue 10,000 Class A Units of Membership Interest ("Class A Units"); and

          (ii) the Company shall be authorized to issue 10,000 Class B Units of Membership Interest ("Class B Units").

     2.7 CLASS A UNITS VOTING RIGHTS. Each holder of Class A Units admitted to the Company as a Member shall have the right to cast one vote for each Class A Unit held by such holder on all matters upon which Members of the Company are entitled to vote.

     2.8 CLASS B CONSENT RIGHTS.

          (a) So long as any Class B Units are outstanding or there are any unpaid Class B Obligations, the Company shall not, without the consent of the Required Class B Interests, (i) amend, alter or repeal any of the provisions of this Agreement so as to affect adversely the preferences, special rights, privileges or powers of the holders of the Class B Units,
     (ii) repurchase, redeem or otherwise acquire any Membership Units except Class B Units, (iii) sell, otherwise transfer or materially impair the Tranche B Economic Interest or sell or otherwise transfer any intercompany promissory note evidencing the loan by the Company of the proceeds of the Class B Units to any Affiliate of the Company or amend any such note so as to reduce the interest rate per annum or change the amortization, each except pursuant to Section 6.6 hereof, (iv) authorize, create or issue any additional units or any class of units, (v) merge or consolidate the Company with or into any other Person; (vi) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution); (vii) except as permitted by the Operative Documents, convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, any part of its business or assets, or grant any Person an option to acquire any such business or assets; or (viii) generally not pay its debts as such debts become due, or admit in writing its inability to pay its debts generally, or make a general assignment for the benefit of creditors, or take any action to file any voluntary bankruptcy petition or consent to any involuntary bankruptcy petition. Each Class B Member shall have only those rights, preferences, privileges and immunities expressly provided for in this Agreement or as otherwise provided by Law.

          (b) Notwithstanding anything stated herein to the contrary, to the maximum extent permitted by Law, except as expressly set forth in Section 2.8(a) hereof or otherwise herein, the Class B Members hereby waive and release any and all rights under the Act, any other statute, Law, regulation, rule or common Law to vote as a Member holding Class B Units on any matter concerning or relating to the Company, including, without limitation, any action, omission or transaction of the Company, or any matter relating to the internal affairs of the company, or relating to the continued existence or structure of the Company.

     2.9 EXCHANGE RIGHTS. In the event (a) the Company fails to pay or satisfy any of its Class B Obligations when due, or an Event of Default shall have occurred and be continuing under Sections 12.1.1 or 12.1.2 of Guarantor's Credit Agreement (or any similar provision of any replacement credit facility), or a default or Event of Default shall have occurred and be continuing under any of the Operative Documents which would reasonably be expected to have a Material Adverse Effect (as defined in the Participation Agreement), or an Event of Default shall have occurred and be continuing under Section 12.1.4 of Guarantor's Credit Agreement (or any similar provision of any replacement credit facility) with respect to Guarantor, PNG or the Company only, or a Default shall have occurred under Sections 9.4.1, 9.4.2., or 9.4.3. of Guarantor's Credit Agreement (or any financial covenants of any replacement credit facility) and such Default shall have continued for ten (10) days, or an acceleration shall occur of the loans under Guarantor's Credit Agreement or any replacement credit facility, then the Required Class B Interests may, by written notice to the Company, require that the Company exchange their Class B Units for an ownership interest of the Tranche B Economic Interest. Any such exchange shall be automatically effective on the third Business Day following the delivery of such written notice unless prior to such time, a final Liquidating Distribution shall have been paid, and without limiting the automatic exchange specified herein, the Company agrees to execute and deliver to the Class B Members an assignment to evidence such exchange. On delivery of such assignment to the Class B Members, the Class B Members shall deliver the Class B Units to the Company.

     2.10 CANCELLATION OF CLASS B UNITS. Class B Units that have been issued and repurchased, exchanged or reacquired in any manner by the Company shall be cancelled and shall not be reissued.


                                   ARTICLE III

                               PURPOSES AND POWERS

     3.1 PURPOSES OF THE COMPANY. (a) The purposes for which the Company is organized are to obtain and sell the Tranche A Economic Interest and to obtain and realize the Tranche B Economic Interest, and, except as provided in Section 2.8(a) and in Section 3.1(b), to engage in any lawful business activity that now or hereafter may be necessary, incidental, proper, advisable, or convenient to accomplish the foregoing purposes (including, without limitation, obtaining financing therefor) and that is not forbidden by the Law of the jurisdiction in which the Company engages in that business.

          (b) It shall not be within the Company's purposes and powers to do any of the following:

               (i) to incur any Indebtedness or enter into any contracts other than (A) under the Operative Documents, (B) guaranties and an intercompany note by Magnolia as required by the Guarantor's Credit Agreement or any replacement credit facility, and (C) Indebtedness incurred in the ordinary course of business evidencing accruals and payables (including intercompany payables in respect thereof and taxes, assessments and other governmental charges) or the entering into of contracts in the ordinary course of business including tax sharing, insurance or similar agreements, in either case for which any Member shall have agreed to be liable or for which sufficient Company funds shall be available not attributable to the Tranche B Economic Interest;

               (ii) to have any employees or to create or suffer to exist any ERISA liabilities;

               (iii) to make any loans, advances or investments except for Permitted Investments as defined in the Guarantor's Credit Agreement and the $55,000,000 Intercompany Note (as defined in the Participation Agreement) and the $20,000,000 Intercompany Note from the Guarantor to the Company;

               (iv) to acquire by purchase or otherwise any part of the business or assets of, or stock or other evidence of beneficial ownership of, any Person except for any repurchase of the Tranche A Economic Interest; or

               (v) create, incur, assume or suffer to exist any Lien upon any of its assets, property or revenues whether now owned or hereafter acquired except for

          Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books and except for negative pledges.

     3.2 POWERS OF THE COMPANY. The Company purposes set forth in Section 3.1 hereof may be accomplished by taking any action which is permitted under the Act and which is customary, directly related or incidental thereto.


                                   ARTICLE IV

                                   MEMBERSHIP

     4.1 INITIAL MEMBERS. The initial Members of the Company were the Persons executing the Prior Agreement as Members, each of which was admitted to the Company as a Member effective contemporaneously with the execution by such Person of the Prior Agreement. On the Tranche B Financing Funding Date (as defined in the Participation Agreement) and upon the payment of its initial Capital Contribution of $55,000,000, the Class B Units will be issued to the Trust.

     4.2 ADDITIONAL MEMBERS. Additional Persons may be admitted to the Company as Class A Members and Class A Units may be issued to those Persons and to existing Members on such terms and conditions as may be determined at the time of admission, upon approval by the Required Class A Interests; provided, however, PNG or an Affiliate of PNG shall own fifty percent (50%) or more of Class A Units. The terms of admission or issuance must specify the Percentage Interests and the Commitments applicable thereto. Any admission will only be effective after the new Member has executed and delivered to the Managers a document including the new Member's notice address and an agreement to be bound by this Agreement. There shall be no additional classes of Members created.

     4.3  REPRESENTATIONS  AND  WARRANTIES.  Each Member hereby  represents  and warrants to the Company and each other Member that (a) if that Member is a corporation, it is duly organized, validly existing, and in good standing under the Law of the state of its incorporation and is duly qualified and in good standing in such other states and jurisdictions as may be required by its business, except for any states wherein the failure to be so qualified would not materially adversely affect the financial condition of such corporation; (b) if that Member is a limited liability company, it is duly organized, validly existing, and (if applicable) in good standing under the Law of the state of its organization and is duly qualified and (if applicable) in good standing as a foreign limited liability company in the jurisdiction of its principal place of business (if not organized therein); (c) if that Member is a partnership, trust, or other entity, it is duly formed, validly existing, and (if applicable) in good standing under the Law of the state of its formation, and if required by Law is duly qualified to do business and (if applicable) in good standing in the jurisdiction of its principal place of business (if not formed therein), and the representations and warranties in clause (a), (b) or (c), as applicable, are true and correct with respect to each partner (other than limited partners), trustee, or other member thereof that is a corporation, limited liability company, partnership, trust or other business entity or association; (d) it has full corporate, limited liability company, partnership, trust,or other applicable power and authority to execute and agree to this Agreement and to perform its obligations hereunder and all necessary actions by the board of directors, shareholders, managers, members, partners, trustees, beneficiaries, or other Persons necessary for the due authorization, execution, delivery, and performance of this Agreement by that Member have been duly taken; (e) it has duly executed and delivered this Agreement; and (f) its authorization, execution, delivery, and performance of this Agreement do not conflict with any other agreement or arrangement to which it is a party or by which it is bound or any judgment, decree or order by which it is bound.

     4.4 INTERESTS IN A MEMBER. A Member that is not a natural person may not cause or permit an interest, direct or indirect, in itself to be transferred or assigned, such that after the transfer or assignment the Company would be considered to have terminated within the meaning of Section 708 of the Code.

     4.5 LIABILITY TO THIRD PARTIES. Except as may be expressly provided in a separate, written guaranty or other agreement executed by a Member or Manager, no Member or Manager shall be liable for the debts, obligations or liabilities of the Company, including under a judgment, decree or order of a court or arbitrator.

     4.6 WITHDRAWAL. Except as otherwise provided herein, no Member shall have the right to resign or withdraw from the Company as a Member.

     4.7 LACK OF AUTHORITY. Except as otherwise provided herein, no Member (other than a Member acting as a Manager or an officer) has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company, or to incur any expenditures on behalf of the Company.

     4.8 NO STATE LAW PARTNERSHIP. The Members intend that the Company not be a partnership (including, without limitation, a limited partnership) or joint venture, and intend that no Member or Manager be a partner or joint venturer of any other Member or Manager for any purposes other than federal and state tax purposes, and this Agreement may not be construed to suggest otherwise.


                                    ARTICLE V

                                  CONTRIBUTIONS

     5.1 INITIAL CONTRIBUTIONS. Each Class A Member has contributed to the Company the amount in cash and/or property of its initial Capital Contribution reflected on EXHIBIT A. Each Class B Member shall contribute to the Company the amount in cash of its initial Capital

Contribution reflected on EXHIBIT A on the Tranche B Financing Funding Date. In exchange for their respective initial Capital Contributions reflected on EXHIBIT A, the Members shall own, hold and be entitled to the Units of Membership Interest reflected on EXHIBIT A, such Membership Interest to be subject to all of the terms, provisions and conditions of this Agreement. The Commitment shall constitute the full obligation of the Members to furnish funds or property to the Company and, except as otherwise provided for by the Act or pursuant to
Section 5.2, no additional funds or other property shall be required of any Member. The Capital Contributions may be used by the Managers for any Company purpose; provided, however, the initial Capital Contribution of $55,000,000 of the Class B Members shall be loaned by the Company to an Affiliate of PNG pursuant to an intercompany promissory note as approved by the Managers and the Trust (the "Intercompany Note"). PNG shall contribute to the Company the Tranche B Economic Interest pursuant to the Assignment of Tranche B Economic Interest in the form of Exhibit B hereto on the Tranche B Financing Funding Date (the "Tranche B Assignment").

     5.2 ADDITIONAL CONTRIBUTIONS. No Class A Member, except as provided below, and no Class B Member shall be obligated to make any additional contribution of cash or property to the capital of the Company. In the event the Company is (a) characterized as an association taxable as a corporation for federal or state income tax purposes, and the Company incurs an income tax liability to any taxing authority (including any type of tax measured by income, such as a franchise tax computed with reference to the income of the taxpayer), or (b) required to make any payments or reimbursements provided in Article VII or
Article X, the Class A Members agree to make mandatory additional capital contributions (the "Mandatory Additional Contributions") equal to the amount of such income taxes and such payments and reimbursements to the extent the Company has insufficient funds to pay such items (excluding any funds attributable to the Tranche B Economic Interest or the Intercompany Note). In such event, any Manager shall give written notice to the Class A Members stating (i) the aggregate amount of the Mandatory Additional Contribution required, (ii) the portion of such Mandatory Additional Contribution that is required by each Class A Member, and (iii) the date on which the Mandatory Additional Contribution must be made. Such contribution shall be due five days prior to the time such tax is due, including estimated taxes, or such payment or reimbursement is required, as the case may be. The Mandatory Additional Contributions shall be a joint and several liability of all the Class A Members.

     All other additional capital contributions of the Class A Members shall be made after the expenditure or commitment of all funds of the Company and upon the election of the Required Class A Interests ("Additional Contribution"). Such election to make additional capital contributions shall not create any rights in favor of third parties. Upon the election of the Required Class A Interests, each Class A Member agrees to contribute from time to time, its pro rata share, determined in accordance with its respective Class A Units of Membership, of the Additional Contribution as necessary to enable the Company to cause the business of the Company to be properly operated and maintained and to discharge its costs, expenses, obligations and liabilities. In such event, any Manager shall give written notice to the Class A Members stating (i) the aggregate amount of the Additional Contribution required, (ii) the purpose or purposes for which such Additional Contribution is proposed to be used, (iii) the portion of such Additional Contribution that is required to be contributed by each Class A

Member, and (iv) the date on which the Additional Contribution must be made, which shall be not less than thirty (30) days from the giving of such notice, unless waived by the Class A Members.

     5.3 FAILURE TO PAY CERTAIN AMOUNTS. In the event a Class A Member fails to timely pay any Additional Contribution, such Class A Member shall be deemed a defaulting Class A Member and any Manager of the Company shall give written notice to the non-defaulting Class A Members who shall then have the option, at their discretion (by decision of a majority of the Units of Membership Interest held by the non-defaulting Class A Members), to exercise any one or more of the following rights or remedies:

          (a) Take such action (including, without limitation, the filing of a lawsuit) as the non-defaulting Class A Members deem appropriate to obtain payment by the defaulting Member of that portion of the Additional Contribution which is in default, together with interest thereon at the Base Interest Rate from the date that such contribution or loan was due, at the cost and expense of the defaulting Class A Member;

          (b) Permit the non-defaulting Class A Members to advance pro rata (or in such other percentages as they may agree) that portion of the Additional Contribution that is in default, with the following result:

               (i) the sums thus advanced shall be deemed to be loans from the non-defaulting Class A Members ("Lending Members") making such payments to the defaulting Class A Member and a contribution of such sum to the Company by the defaulting Class A Member pursuant to this Agreement;

               (ii) the principal balance of such loans and all accrued unpaid interest thereon shall be due and payable in whole within ten (10) days after written demand therefor has been given to the defaulting Class A Member by the Lending Members;

               (iii) the loans shall bear interest at the Default Interest Rate from the date that the loan was made until the date that such loan, together with all interest accrued thereon, is repaid to the Lending Members;

               (iv) all distributions from the Company that would otherwise be made to the defaulting Class A Member (whether before or after dissolution of the Company) shall, instead, be paid to the Lending Members until the loans and all interest accrued thereon have been repaid in full to the Lending Members (with all such payments being applied first to interest earned and unpaid and then to principal); and

               (v) the repayment of the loans and all interest accrued thereon shall be secured by a security interest in the defaulting Class A Member's Membership Interest;

          (c) Permit one or more of the non-defaulting Class A Members to make an additional Capital Contribution to the Company of that portion of the Additional Contribution of the defaulting Member that is in default, whereupon the Company shall issue (in the same class or series as owned by such non-defaulting Member) additional Class A Units to the non-defaulting Class A Members making such additional Capital Contributions such that the Percentage Interests of each of the Class A Members shall be adjusted in proportion to the aggregate Capital Accounts of all Class A Members after such additional Capital Contributions have been made; provided, however, that no fractional Class A Units shall be issued, and, therefore, in connection with the above, all calculations of additional Class A Units to be issued shall be rounded up to the nearest whole number, the aggregate of all Class A Units not to exceed 100%; and provided further that, in the event that compliance with this Section 5.3(c) requires the Company to issue Class A Units for any particular class or series in excess of that which the Company is expressly authorized to issue under the terms hereof, the number of Units of Membership Interest for such class or series shall automatically be amended and increased, without further action by or notice to any party, to the number necessary to allow the Percentage Interests of the non-defaulting Members making such additional Capital Contributions to be increased in accordance with this Section 5.3(c);

          (d) Exercise the rights of a secured party under the Uniform Commercial Code as in effect in the State of Texas ("UCC"); or

          (e) Exercise any other rights and remedies available at Law or in equity.

     5.4 LOANS BY A MEMBER. If any additional funds are required for additional working capital to operate the Company and without regard to the ability of the Managers to call for additional contributions, then, in lieu of borrowing funds from unaffiliated lenders, one or more Members may make one or more loans to the Company in such amounts as may reasonably be required and as are necessary to operate the Company as shall be determined by the Managers with the approval of the Required Class A Interests; provided, however, any such loans by a Member shall be repaid only after all Class B Units shall have been fully liquidated or otherwise are no longer outstanding and the loan documents evidencing any such loan shall contain subordination provisions satisfactory to the Managers. Nothing herein shall obligate any Member to make any such loans to the Company.

     5.5 RETURN OF CAPITAL. No Member shall be entitled to have any Capital Contribution returned to it or to receive any distributions from the Company upon withdrawal or otherwise, except in accordance with the express provisions of this Agreement. No interest shall be paid by the Company on any Capital Contributions by the Members. No unrepaid Capital Contribution shall be deemed or considered to be a liability of the Company, any Manager or any Member. No Member shall be required to contribute any cash or property to the Company to enable the Company to return any Member's Capital Contribution.

     5.6 CAPITAL ACCOUNTS.

     (a) A Capital Account shall be established and maintained for each Member in accordance with the rules of IRS Regulations Section 1.704-a(b)(a)(iv). Each Member's Capital Account (i) shall be increased by (A) the amount of money contributed by that Member to the Company, (B) the Net Agreed Value of property contributed by that Member to the Company, and (C) allocations to that Member of Company income and gain (or items thereof) computed in accordance with Section 5.6(b), including income and gain exempt from tax, and (ii) shall be decreased by (A) the amount of money distributed to that Member by the Company, (B) the Net Agreed Value of property distributed to that Member by the Company, and (C) allocations of Company loss and deduction (or items thereof), computed in accordance with Section 5.6(b). A Member that has more than one Unit of Membership Interest shall have a single Capital Account that reflects all its Membership Interests, regardless of the class of Units of Membership Interest owned by that Member and regardless of the time or manner in which those Membership Interests were acquired.

     (b) For purposes of computing the amount of any item of income, gain, loss or deduction to be reflected in the Members' Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including, without limitation, any method of depreciation, cost recovery or amortization used for that purpose), provided, that:

               (i) All fees and other expenses incurred by the Company to promote the sale of (or to sell) Membership Interests, if any, that can neither be deducted nor amortized under Section 709 of the Code, shall, for purposes of Capital Account maintenance, be treated as an item of deduction at the time such fees and other expenses are incurred and shall be allocated among the Members pursuant to the provisions of Article VI.

               (ii) Except as otherwise provided in IRS Regulation Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under
          Section 754 of the Code which may be made by the Company and, as to those items described in Section 705(a)(1)(B) or 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes.

               (iii) Any income, gain or loss attributable to the taxable disposition of any Company property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Company's Carrying Value with respect to such property as of such date.

               (iv) In accordance with the requirements of Section 704(b) of the Code, any deductions for depreciation, cost recovery or amortization attributable to any Contributed Property shall be determined as if the adjusted basis of such property on the date it was acquired by the Company were equal to the Agreed Value of such property. Upon an adjustment pursuant to IRS Regulations
          Section 1.704-1(b)(a)(iv)(f) to the Carrying Value of any Company property subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery or amortization attributable to such property shall be determined (A) as if the adjusted basis of such property were equal to the Carrying Value of such property immediately following such adjustment and (B) using a rate of depreciation cost recovery or amortization derived from the same method and useful life (or, if applicable, the remaining useful life) as is applied for federal income tax purposes; provided however, that if the asset has a zero adjusted basis for federal income tax purposes, depreciation, cost recovery or amortization deductions shall be determined using any reasonable method that the Managers may adopt.

          (c) A transferee of a Membership Interest shall succeed to a pro rata portion of the Capital Account of the transferor relating to the Membership Interest so transferred; provided, however, that if the transfer causes a termination of the Company under Section 708(b)(1)(B) of the Code, the Company's properties shall be deemed to have been distributed in liquidation of the Company to the Members (including any transferee of a Membership Interest that is a party to the transfer causing such termination) pursuant to Section 13.3 and recontributed by such Members in reconstitution of the Company. Any such deemed distribution shall be treated as an actual distribution for purposes of this Section 5.6. In such event the Carrying Values of the Company properties shall be adjusted immediately prior to such deemed distribution pursuant to IRS Regulations
     Section 1.704-1(b)(a)(iv)(f) and such Carrying Values shall then constitute the Agreed Values of such properties upon such deemed contribution to the reconstituted Company. The Capital Accounts of such reconstituted Company shall be maintained in accordance with the principles of this Section 5.6.

     5.7 NEGATIVE CAPITAL ACCOUNT. No Member with a negative balance in its Capital Account shall have any obligation to provide funds to the Company or the other Members to restore the negative balance, and any such deficit in the Capital Account of any Member shall not constitute an obligation of such Member to the Company or the other Members.


                                   ARTICLE VI

                          ALLOCATIONS AND DISTRIBUTIONS

     6.1 ALLOCATIONS. Except as otherwise provided herein, all items of income, gain, loss, deduction, and credit of the Company shall be allocated among the holders of Class A Units in accordance with their Percentage Interests.

     6.2 SPECIAL ALLOCATIONS. The following special allocations shall be made in the following order:

          (a) COMPANY MINIMUM GAIN CHARGEBACK. Notwithstanding the other provisions of this Article VI, except as provided in Treasury Regulation
     Section 1.704-2(f)(2), if there is a net decrease in Company Minimum Gain during any Company taxable period, each Member shall be allocated items of Company income and gain for such period (and, if necessary subsequent periods) in the manner and in the amounts provided in Treasury Regulation Sections 1.704-2(i)(4), 1.704-2(j)(2)(ii), 1.704- 2(g) and in the manner provided in Treasury Regulation Section 1.704-2(f)(6) or any successor provisions. For purposes of this Article VI, each Member's Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Article VI with respect to such taxable period (other than an allocation pursuant to Sections 6.2(e) or 6.2(f).

          (b) CHARGEBACK OF MINIMUM GAIN ATTRIBUTABLE TO MEMBER NONRECOURSE DEBT. Notwithstanding the other provisions of this Section 6.2, except as provided in Treasury Regulation Section 1.704-2(i)(4), if there is a net decrease in Minimum Gain Attributable to Member Nonrecourse Debt determined in accordance with Treasury Regulation Section 1.704-2(i)(5) at the beginning of such taxable period during any Company taxable period, any Member with a share of Minimum Gain Attributable to Member Nonrecourse Debt at the beginning of such taxable period shall be allocated items of Company income and gain for such period (and, if necessary, subsequent periods) in the manner and in the amounts provided in Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii), or any successor provisions. For purposes of this Section 6.2, each Member's Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.2 with respect to such taxable period (other than an allocation pursuant to Sections 6.2(e) or 6.2(f).

          (c) QUALIFIED INCOME OFFSET. In the event any Member unexpectedly receives adjustments, allocations or distributions described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or
     1.704-1(b)(2)(ii)(d)(6), items of Company income and gain shall be specifically allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury regulations promulgated under Section 704(b) of the Code, the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible unless such deficit balance is otherwise eliminated pursuant to Section 6.2(a) or 6.2(b) hereof.

          (d) GROSS INCOME ALLOCATIONS. In the event any Member has a deficit balance in its Adjusted Capital Account at the end of any Company taxable period, such Member shall be specially allocated items of Company gross income and gain in the amount of such excess as quickly as possible; PROVIDED, HOWEVER THAT an allocation pursuant to this Section 6.2(d) shall be made only if and to the extent that such Member would have a deficit balance in its Adjusted Capital Account after all other allocations provided in this Section 6.2 have been tentatively made as if this Section 6.2(d) was not in effect.

          (e) NONRECOURSE DEDUCTIONS. Nonrecourse Deductions for any taxable period shall be allocated in accordance with Section 6.1. If all of the Members unanimously determine in their good faith discretion that the Company's Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Treasury regulations promulgated under Section 704(b) of the Code, then the Members by vote as provided hereunder are authorized to revise the prescribed ratio to the numerically closest ratio which satisfies such requirements.

          (f) MEMBER NONRECOURSE DEDUCTIONS. Member Nonrecourse Deductions for any taxable period shall be allocated 100% to the Member that bears the Economic Risk of Loss for such Company Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with IRS Regulation Section 1.704-2(i). If more than one Member bears the Economic Risk of Loss with respect to a Member Nonrecourse Debt, such Member Nonrecourse Deductions attributable thereto shall be allocated between or among such Members in accordance with the ratios in which they share such Economic Risk of Loss.

          (g) SECTION 754 ADJUSTMENTS. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734 (b) or Code Section 743 (b) is required, pursuant to Regulations Section 1.704-1
     (b)(2)(iv)(m)(2) or (4), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in accordance with their Member Interests in the Company in the event IRS Regulation Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Members to whom such distribution was made in the event IRS Regulation Section 1.704-1(b)(2)(iv)(m)(4) applies.

          (h) CURATIVE ALLOCATIONS. The allocations set forth in Section 6.2 hereof (the "Special Allocations") are intended to comply with certain requirements of the Code and the IRS Regulations promulgated thereunder. It is the intent of the Members that, to the extent possible, all Special Allocations will be offset either with other Special Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 6.2(h). Therefore, notwithstanding any other provision of this Section 6.2 (other than the Special Allocations), the Members shall make such offsetting special allocations in whatever manner they deem appropriate so that, after such offsetting allocations are made, each Member's capital account balance is, to the extent possible, equal to the capital account balance such Member would have had if the Special Allocations provisions of this Agreement did not apply and all Company items were allocated pursuant to Section 6.1 above.

     6.3 ALLOCATIONS FOR TAX PURPOSES.

          (a) Except as otherwise provided herein, for federal income tax purposes, each item of income, gain, loss and deduction which is recognized by the Company, for federal income tax purposes, shall be allocated among the holders of Class A Units in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Sections 6.1 and 6.2 hereof.

          (b) In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, each item of income, gain, loss, depreciation, depletion and cost recovery deduction which is recognized by the Company, for federal income tax purposes, shall be allocated for federal income tax purposes among the Members as follows:

               (i) (A) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Members in the manner provided under Section 704(c) of the Code that takes into account the variation between the Agreed Value of such property and its adjusted basis at the time of contribution; and (B) except as otherwise provided in Section 6.3(b)(iii) hereof, any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Members in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Article VI hereof.

               (ii) (A) In the case of an  Adjusted  Property,  such items shall
          (1) first, be allocated among the Members in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to IRS Regulations Section 1.704-1(b)(2)(iv)(f), and (2) second, in the event such property was originally a Contributed Property, be allocated among the Members in a manner consistent with Section 6.3(b)(i)(A) hereof; and (B) except as otherwise provided in Section 6.3(b)(iii) hereof, any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Members in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Article VI hereof.

               Any items of income, gain, loss or deduction otherwise allocable under Section 6.3(b)(i)(B) or 6.3(b)(ii)(B) hereof shall be subject to allocation by the Managers in a manner designed to eliminate, to the maximum extent possible, Book-Tax Disparities in a Contributed Property or Adjusted Property otherwise resulting from the application of the "ceiling" limitation (under Section 704(c) of the Code or Section 704(c) principles) to the allocations provided under Section 6.3(b)(i)(A) or 6.3(b)(ii)(A) hereof.

          (c) Any gain allocated to the Members upon the sale or other taxable disposition of any Company asset shall, to the extent possible, after taking into account other required allocations of gain pursuant to this
     Section 6.3 be characterized as Recapture Income in the same proportions and to the same extent as such Members have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

          (d) All items of income, gain, loss, deduction and credit recognized by the Company for federal income tax purposes and allocated to the Members in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code which may be made by the Company; provided, however, that such allocations, once made, shall be adjusted as necessary or appropriate to take into account those adjustments permitted or required by Sections 734 and 743 of the Code.

          (e) Each item of income, gain, expense, loss, deduction or credit allocable to any Membership Interest which may have been transferred during any year shall, if permitted by Law, be allocated during such year, in proportion to the number of calendar days for which each such holder was recognized as the owner of the Membership Interest during such year, without regard to the results of Company operations during the period in which such holders were recognized as the owner thereof and without regard to the date, amount or recipient of any distributions which may have been made with respect to such Membership Interest.

     6.4 CLASS B GUARANTEED PAYMENT DISTRIBUTIONS.

          (a) On the dates set forth on the Distribution Schedule attached hereto and made a part hereof, through and including the Retirement Date, each holder of Class B Units shall be entitled to receive, cumulative quarterly cash distributions, in accordance with the Class B Guaranteed Payment Distribution column on such Distribution Schedule (the "Class B Guaranteed Payment Distributions"). To the extent any Class B Guaranteed Payment Distribution is not paid to the Class B Members when due, such unpaid Class B Guaranteed Payment Distribution, or the portion thereof, shall bear interest from the date of such scheduled payment to the date of payment thereof at the Default Rate (as defined in the Participation Agreement). Any payment of Class B Guaranteed Payment Distributions shall be to the record holders on the date of payment. Amounts paid pursuant to this Section 6.4 are intended to constitute guaranteed payments within the meaning of Section 707(c) of the Code and shall not be treated as distributions for purposes of computing the Class B Members Capital Accounts. Class B Guaranteed Payment Distributions shall be timely paid if the Company has funds legally available therefor. Such distribution rate shall be appropriately adjusted to reflect any unit distribution, split-up or reverse unit split with respect to the Class B Units.

          (b) Class B Guaranteed Payment Distributions on all issued and outstanding Class B Units shall accrue from day to day, whether or not the Company has earned or declared such Class B Guaranteed Payment Distributions. Such Class B Guaranteed Payment Distributions shall be paid in full for such quarter before any distributions whatsoever (whether in cash, stock or otherwise) shall be declared, paid or set apart for any junior units as provided in Section 6.8, and shall be cumulative, so that if in any quarter(s) or year(s) the Class B Guaranteed Payment Distributions upon the outstanding Class B Units shall not have been declared, paid or set apart, the amount of the deficiency, but without interest, shall be fully declared, paid and set apart for payment before any distribution shall be declared, paid or set apart for any class of junior units as provided in Section 6.8. The term "junior units" as used herein shall mean the Class A Units and all other interests in and units issued by the Company other than the Class B Units.

          (c) If payment in full of any Class B Guaranteed Payment Distributions to be paid under Section 6.4(a) in any given quarter are not made by the Company, then the Company will make demand under the $55,000,000 Intercompany Note for the difference between the amount necessary to make payment in full of such Class B Guaranteed Payment Distributions in accordance with the Amortization Schedule and the amount available to pay the Class B Guaranteed Payment Distributions in any given quarter.

     6.5 CLASS B MANDATORY DISTRIBUTIONS. On the dates set forth on the Distribution Schedule through and including the Retirement Date, each holder of Class B Units shall be entitled to receive cash distributions in accordance with the Class B Mandatory Distribution column on such Distribution Schedule (the "Class B Mandatory Distributions"). Class B Mandatory Distributions shall be made from the proceeds received by the Company of the Tranche B Economic Interest, and to the extent necessary, the Intercompany Note. To the extent any Class B Mandatory Distribution amount is not paid to the Class B Members when due, such unpaid Class B Mandatory Distribution amount, or the portion thereof, shall bear interest from the date of such scheduled payment to the date of payment thereof at the Default Rate (as defined in the Participation Agreement).

     6.6 CLASS B LIQUIDATING DISTRIBUTIONS. The Company may liquidate all or any portion of the Class B Units earlier than or in excess of the Class B Mandatory Distributions (the "Class B Liquidating Distributions") at any time upon at least three (3) Business Days' written notice (the "Liquidation Notice") to each holder of record of Class B Units at such holder's address as the same may appear on the books of the Company and provided no Class B Liquidating Distribution shall be less than $1,000,000 other than a final Class B Liquidating Distribution. The liquidation price to be paid by the Company for any Class B Liquidating Distribution is (a) $5,500 per Unit (or any pro rata portion thereof), plus (b) any accrued and unpaid Class B Guaranteed Payment Distributions (or any pro rata portion thereof) to the date of such Class B Liquidating Distribution, plus (c) an early liquidation fee equal to any loss, cost or expense incurred by the Class B Members as a result of any prepayment of any loan to the Class B Members made pursuant to the Trust Credit Agreement, as adjusted by any benefit or liability received or incurred by the Class B Members under any interest rate hedging obligations with respect thereto at such time (the "Liquidation Price").

     6.7 RIGHTS SUBSEQUENT TO LIQUIDATION. If on each liquidation date, the Liquidation Price payable upon liquidation of the Class B Units to be liquidated on such date is paid, then notwithstanding that certificates evidencing any of the Class B Units, the Class B Guaranteed Payment Distributions and the Class B Mandatory Distributions with respect to such Class B Units shall cease to accrue after the liquidation date to the extent so paid and all rights with respect to such Class B Units shall terminate except as to any remaining scheduled Class B Guaranteed Payment Distributions and Class B Mandatory Distributions and except for the right to receive any remaining Liquidation Price.

     6.8 OTHER DISTRIBUTIONS. Provided that all current Class B Obligations have been satisfied, the Managers (a) shall cause the Company to loan to an Affiliate of PNG any remaining funds available for distribution to Class A Members during the course of any calendar year commencing the calendar year 1996 (excluding any Capital Contributions of any Class A Members) until at least the last Business Day of the January following such calendar year pursuant to the $20,000,000 Intercompany Note which shall provide any such funds advanced shall be repaid to the Company to the extent necessary to pay any current Class B Obligations, and
(b) may cause the Company to make a distribution to the Members with Class A Units, in accordance with their Percentage Interests subject to clause (a) above.

     6.9 RECORD OWNERSHIP. The Company and the Managers shall be entitled to treat the record owner of a Membership Interest as the absolute owner thereof in all respects and shall incur no liability for distributions of cash or other property made in good faith to such record owner until such time as the assignment of such Membership Interest has become effective on the books of the Company. From the date of the receipt of any instrument relating to transfer of a Membership Interest or at any time if the Company is in doubt as to the person entitled to receive distributions in respect of such Membership Interest, the Company may withhold any such distributions until the transfer is completed or abandoned or the dispute is resolved.

     6.10 ACCOUNTING MATTERS.

          (a) The fiscal year of the Company shall be the calendar year, with the first fiscal year of the Company ending on December 31, 1995. The books and records of account of the Company shall be, at the expense of the Company, (i) kept, or caused to be kept, by the Company at the principal place of business of the Company, (ii) on a basis consistent with the method of accounting used for federal income tax purposes, and (iii) appropriate and adequate for conducting the Company business.

          (b) Company books and records (including all files, documents and computer records/programs), as well as any tangible assets of the Company, will be available for inspection by any Member or such Member's duly authorized representative (at the expense of such Member) during normal business hours upon reasonable notice and upon reasonable frequency at (in the case of books and records) the principal office of the Company or (in the case of tangible assets) the place where such assets are physically located. Any Member may reasonably request an audit of the Company books and records, provided that an audit requested by a Member shall be at such Member's expense.

          (c) Within a reasonable time after the end of each Company fiscal year during the existence of the Company and in any event no later than the fifteenth day of the fourth month after the commencement of the next succeeding fiscal year (unless an extension request has been filed with the Internal Revenue Service), the Managers will prepare (or cause to be prepared) and file for the Company appropriate tax returns and send all Members a copy thereof. The tax matters partner (or the Company) shall submit to each Member for review a copy of the filed return within a reasonable time after the filing thereof.


     6.11 MAINTENANCE OF BOOKS. The Company shall keep minutes of the proceedings of its Members, its Managers and each committee, if any, of the Managers.

     6.12 INVESTMENTS. The Managers may establish and maintain one or more bank and investment accounts and arrangements for Company funds with financial institutions and firms that the Managers determine. Company funds may be invested in a manner the same as or similar to the Managers' investment of their own funds or investments by any Affiliates of the Company.


                                   ARTICLE VII

                              MANAGERS AND OFFICERS

     7.1 MANAGEMENT BY MANAGERS. Except for situations in which the approval of the Members or any portion of the Members is required by this Agreement or by non-waivable provisions of applicable Law, and subject to the provisions of
Section 7.2, (a) the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Managers; and (b) the Managers may make all decisions and take all actions for the Company not otherwise provided for in this Agreement, including, without limitation, the following:

               (i) entering into, making, and performing contracts, agreements, and other undertakings binding the Company that may be necessary, appropriate, or advisable in furtherance of the purposes of the Company and making all decisions and waivers thereunder;

               (ii) opening and maintaining bank and investment accounts and arrangements, drawing checks and other orders for the payment of money, and designating individuals with authority to sign or give instructions with respect to those accounts and arrangements;

               (iii) maintaining the assets of the Company in good order;

               (iv) collecting sums due the Company;

               (v) to the extent that funds of the Company are available therefor, paying debts and obligations of the Company;

               (vi) acquiring, utilizing for Company purposes, and disposing of any asset of the Company;

               (vii) borrowing money or otherwise committing the credit of the Company for Company activities and voluntary prepayments or extensions of debt except as may be restricted herein;

               (viii)  selecting,  removing,  and  changing  the  authority  and
          responsibility  of  lawyers,   accountants,  and  other  advisers  and
          consultants;

               (ix) obtaining insurance for the Company;

               (x) determining distributions of Company cash and other property as provided herein; and

               (xi) taking any and all other action that may be necessary, appropriate or advisable in furtherance of the purposes of the Company;

provided, however, that nothing contained in this Agreement shall obligate any Manager to take any action on behalf of the Company that the Manager deems (i) not in the best interests of the Company, or (ii) not reasonably necessary to accomplish the intended business of the Company.

     7.2   ACTIONS   BY   MANAGERS;   COMMITTEES;    DELEGATION   OF   AUTHORITY
AND DUTIES.

     (a) In managing the business and affairs of the Company and exercising its powers, the Managers shall act (i) collectively through meetings and written consents pursuant to Sections 7.5 and 7.7; (ii) through committees pursuant to
Section 7.2(b); and (iii) through Managers to whom authority and duties have been delegated pursuant to Section 7.2(c).

     (b) The Managers may, from time to time, designate one or more committees, each of which shall be composed of one or more Managers. Any such committee, to the extent provided in the resolutions establishing such committee or in the Certificate or this Agreement, shall have and may exercise all of the authority of the Managers, subject to the limitations set forth in the Act. At every meeting of any such committee, the presence of a majority of all the committee members shall constitute a quorum, and the affirmative vote of a majority of the committee members present shall be necessary for the adoption of any resolution. The Managers may dissolve any committee at any time.

     (c) The Managers may, from time to time, delegate to one or more of the Managers such authority and duties as the Managers may deem advisable. Unless this Agreement otherwise provides or the Managers otherwise decide, if the Managers assign a title to a Manager and the title is one commonly used for officers of a business corporation formed under the DGCL, the assignment of such title shall constitute the delegation to such Manager of the authority and duties normally associated with that office, subject to any specific delegation of authority and duties made pursuant to the first sentence of this Section 7.2(c).

     (d) Any Person dealing with the Company, other than a Member, may rely on the authority of any Manager or officer in taking any action in the name of the Company without inquiry into the provisions of this Agreement or compliance herewith, regardless of whether that action actually is taken in accordance with the provisions of this Agreement.

     7.3      NUMBER AND TERM OF OFFICE OF MANAGERS.

          (a) The number of Managers of the Company shall be determined from time to time by the Required Class A Interests; provided, however, that no decrease in the number of Managers that would have the effect of shortening the term of an incumbent Manager may be made by the Members. Each Manager shall hold office for a period as elected by the Managers, and thereafter until his successor shall have been elected, or until his earlier death, resignation or removal in accordance with the Act and this Agreement. Managers need not be Members or residents of the State of Delaware.

          (b)  Initially,  there shall be four (4) Managers of the Company.  Two
     (2) of the Managers shall be designated by PNG (collectively, "PNG Managers", and individually, a "PNG Manager"), and two (2) of the Managers (collectively, "MCN Managers" and individually, a "MCN Manager") shall be designated by MCN. The PNG Managers and the MCN Managers shall be referred to herein collectively as the "Managers."

          (c) The PNG Managers shall be any officers or directors of PNG or any Affiliate thereof. The initial PNG Managers shall be:

                              Jay A. Precourt; and
                              Charles R. Crisp

          (d) The MCN Managers shall be any officers or directors of MCN or any Affiliate thereof. The initial MCN Managers shall be:

                              James W. Whalen; and
                              Rene R. Joyce

          (e) Only PNG shall be entitled to make determinations relating to the election of, removal of or the filling of any vacancy attributable to any PNG Manager. Only MCN shall be entitled to make determinations relating to the election of, removal of or the filling of any vacancies relating to any MCN Manager. A Manager elected to fill a vacancy occurring other than by reason of an increase in the number of Managers shall be elected for the unexpired term of his predecessor in office. At any meeting of the Members at which a quorum of Members is present called expressly for that purpose, or upon a written consent adopted by the Members entitled to make such determination, any Manager may be removed, with or without cause, by the Member(s) entitled to appoint the same under this Agreement.

     7.4 RESIGNATION OF MANAGERS. Any Manager may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the remaining Managers. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

     7.5 MEETINGS.

          (a) Unless otherwise required by Law, a majority of the number of Managers set by the Required Class A Interests pursuant to Section 7.3(a) hereof shall constitute a quorum for the transaction of business of the Managers, and the act of a majority or more of the Managers present at a meeting at which a quorum is present shall be the act of the Managers (unless the Act requires the approval of a greater number of the Managers for such action).

          (b) Meetings of the Managers shall be held at the Company's principal place of business or at such other place or places as shall be determined from time to time by resolution of the Managers. At all meetings of the Managers, business shall be transacted in such order as shall be determined by resolution of the Managers. Attendance of a Manager at a meeting shall constitute a waiver of notice of such meeting, except where a Manager attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

          (c) In connection with any annual meeting of Members at which Managers were elected, the Managers may, if a quorum is present, hold their first meeting for the transaction of business immediately after and at the same place as such annual meeting of the Members. Notice of such meeting at such time and place shall not be required.

          (d) Regular (or annual) meetings of the Managers shall be held at such times as shall be designated from time to time by resolution of the Managers. Notice of regular meetings shall not be required.

          (e) Special meetings of the Managers may be called by any Manager on at least two (2) Business Days' notice to each other Manager. Such notice need not state the purpose or purposes of, nor the business to be transacted at, such meeting, except as may otherwise be required by Law or provided for by the Certificate or this Agreement.

     7.6 APPROVAL OR RATIFICATION OF ACTS OR CONTRACTS BY MEMBERS. The Managers in their discretion may submit any act or contract for approval or ratification at any annual meeting of the Members, or at any special meeting of the Members called for the purpose of considering any such act or contract, and any act or contract that shall be approved or be ratified by the Required Class A Interests shall be as valid and as binding upon the Company and upon all the Members as if it shall have been approved or ratified by every Member of the Company except to the extent the consent of the Required Class B Interests is required hereunder.

     7.7 ACTION BY WRITTEN CONSENT OR TELEPHONE CONFERENCE. Any action permitted or required by the Act, this Agreement to be taken at a meeting of the Managers or any committee designated by the Managers may be taken without a meeting if a consent in writing, setting forth the action to be taken, is signed by all of the Managers or committee members, as the case may be. Such consent shall have the same force and effect as a unanimous vote at a meeting and may be stated as such in any document or instrument filed with the Secretary of State of Delaware, and the execution of such consent shall constitute attendance or presence in person at a meeting of the Managers or any such committee, as the case may be. Subject to the requirements of the Act or this Agreement for notice of meetings, Managers, or members of any committee designated by the Managers, may participate in and hold a meeting of the Managers or any committee of Managers, as the case may be, by means of a conference telephone or similar communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in such meeting shall constitute attendance and presence in person at such meeting, except where a Person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     7.8 COMPENSATION. Managers as such shall not receive any salary for their service in the capacity of Managers, but by resolution of the Managers, a fixed sum and reimbursement for reasonable expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Managers or at any meeting of a committee of Managers, if any, to which such Manager may be elected; but nothing herein shall preclude any Manager from serving the Company in any other capacity or receiving compensation therefor.

     7.9 OFFICERS.

          (a)  GENERAL.  The  officers  of the  Company  shall be  chosen by the
     Managers and shall be a President, a Secretary and a Treasurer. Additionally, the Managers, in their discretion may choose a Chairman of the Managers (who must be a Manager), a Vice-Chairman of the Managers (who must be a Manager), a Chief Executive Officer, an Executive Vice President and one or more Vice Presidents, Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers and such other officers as the Managers may from time to time designate. Any number of offices may be held by the same person, unless otherwise prohibited by Law, the Certificate or this Agreement. The officers of the Company need not be Members of the Company or, except in the case of the Chairman of the Managers, Managers of the Company. The salaries of all officers of the Company shall be fixed by the Managers and may be altered by the Managers from time to time except as otherwise provided by contract. All officers shall be entitled to be paid or reimbursed for all costs and expenditures incurred in the Company's business.

          (b) ELECTION AND RESIGNATION. The Managers at their first meeting held after each annual meeting of Members shall elect the officers of the Company, who shall hold their offices for such terms and shall exercise such powers and perform such duties as described in the Agreement and as shall be determined from time to time by the

     Managers; and all officers of the Company shall hold office until their successors are chosen and qualified or until their earlier resignation or removal.

          (c) VACANCIES. Whenever any vacancies shall occur in any office by death, resignation, removal, increase in the number of officers of the Company, or otherwise, the same shall be filled by the Managers, and the officer so elected shall hold office until his successor is chosen and qualified.

          (d) REMOVAL. Any officer or agent elected or appointed by the Managers may be removed by the Managers. Such removal may be with or without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

          (e) CHAIRMAN OF THE MANAGERS. The Chairman of the Managers shall preside, if present, at all meetings of the Managers and shall perform such additional functions and duties as the Managers may prescribe from time to time. The Chairman of the Managers may sign certificates representing units of the Company.

          (f) CHIEF EXECUTIVE OFFICER. The Chief Executive Officer, who may be the Chairman or Vice Chairman of the Managers and/or the President, shall have general and active management of the business of the Company and shall see that all orders and resolutions of the Managers are carried into effect. The Chief Executive Officer may sign deeds, mortgages, bonds, contracts or other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Managers or by the Agreement to some other officer or agent of the Company, or shall be required by Law to be otherwise signed and executed. The Chief Executive Officer shall also perform such other duties and may exercise such other powers as may be assigned by the Agreement or prescribed by the Managers from time to time.

          (g) PRESIDENT. The President shall, subject to the control of the Managers and the Chief Executive Officer, in general, supervise and control all of the business and affairs of the Company. In the absence of the Chairman of the Managers, or if there is none, the President shall preside at all meetings of the Members and, if the President is a director, of the Managers. The President may sign certificates for units of the Company, any deeds, mortgages, bonds, contracts or other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Managers or by the Agreement to some other officer or agent of the Company, or shall be required by Law to be otherwise signed and executed. The President shall also perform all duties incident to the office of President and such other duties as may be prescribed by the Managers from time to time.

          (h) VICE PRESIDENT. Any Vice President, in the order of seniority, unless otherwise determined by the Managers, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. They shall also perform the usual and customary duties that pertain to such office and generally assist the President by executing contracts and agreements and exercising such other powers and performing such other duties as are delegated to them by the President and as the Managers may further prescribe. In addition to exercising such powers and performing such duties as are conferred upon the Vice President(s) by the Certificate of Formation, the Agreement or applicable statutes, any Executive Vice President(s) or Senior Vice President(s) shall have such further power and perform such other duties as may be prescribed by the Managers from time to time.

          (i) SECRETARY. The Secretary shall attend, to the extent possible, all meetings of the Managers and all meetings of Members and record all the proceedings thereat in a book or books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the Members and special meetings of the Managers, and shall perform such other duties as may be prescribed by the Managers or President, under whose supervision he or she shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the Members and special meetings of the Managers, and if there is no Assistant Secretary, then the Managers may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Company and the Secretary shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by the signature of the Secretary. The Managers may give general authority to any other officer to affix the seal of the Company and to attest the affixing by his or her signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by Law to be kept or filed are properly kept or filed, as the case may be. The duties of the Secretary may be performed by any Assistant Secretary.

          (j) TREASURER. The Treasurer shall have custody of the funds of the Company as may be entrusted to his or her keeping and account for the same. The Treasurer shall be prepared at all times to give information as to the condition of the Company and shall make an annual report of the entire business and financial condition of the Company. The Treasurer shall also perform, under the direction and subject to the control of the Managers, such other duties as may be assigned to him or her. The duties of the Treasurer may also be performed by any Assistant Treasurer.

          (k) ASSISTANT VICE PRESIDENTS. The Assistant Vice President(s) shall generally assist the President and Vice President(s) and exercise such other powers and perform such other duties as may be prescribed by the Managers from time to time.

          (l) ASSISTANT SECRETARIES. Except as may be otherwise provided in the Agreement, any Assistant Secretary shall perform such duties and have such powers as from time to time may be assigned to him or her by the Managers, the President or the Secretary and, in the absence of the Secretary, or in the event of his or her disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

          (m) ASSISTANT TREASURERS. Except as may be otherwise provided in the Agreement, any Assistant Treasurer shall perform such duties and have such powers as from time to time may be assigned to him or her by the Managers, the President or the Treasurer, if there is one, and, in the absence of the Treasurer or in the event of his or her disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer.

          (n) OTHER OFFICERS. Such other officers as the Managers may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Managers. The Managers may delegate to any other officer of the Company the power to choose such other officers and to prescribe their respective duties and powers.

          (o) DELEGATION OF AUTHORITY. In the case of any absence of any officer of the Company or for any other reason that the Managers may deem sufficient, the Managers may delegate some or all of the powers or duties of such officer to any other officer or to any director, employee, unitholder or agent for whatever period of time seems desirable.

         (p) VOTING SECURITIES OWNED BY THE COMPANY. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Company may be executed in the name and on behalf of the Company by the Chief Executive Officer, President or any Vice President and any such officer may, in the name of and on behalf of the Company, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Company may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Company might have exercised and possessed if present. The Managers may, by resolution, from time to time, confer like powers upon any other person or persons.


                                  ARTICLE VIII

                                    MEMBERS

     8.1 MEETINGS.

          (a) A quorum shall be present at a meeting of Members if the holders of a majority of the outstanding Class A Units are represented at the meeting in person or by proxy. Notwithstanding the other provisions of this Agreement, Class B Members shall only be entitled to notice of, and to attend, any annual meetings of the Members, but not any special meetings thereof unless there is a vote upon any matter which requires the consent of the Required Class B Interests. With respect to any matter, other than a matter for which the consent of the holders of the Required Class B Interests is required by this Agreement, the affirmative vote of the Required Class A Interests at a meeting of Members at which a quorum is present shall be the act of the Members.

          (b) All meetings of the Members shall be held at the principal place of business of the Company or at such other place within or without the State of Delaware as shall be specified or fixed in the notices or waivers of notice thereof; provided that any or all Members may participate in any such meeting by means of conference telephone or similar communications equipment pursuant to Section 8.5.

          (c) Notwithstanding the other provisions of the Certificate or this Agreement, the chairman of the meeting or the holders of the Required Class A Interests shall have the power to adjourn such meeting from time to time, without any notice other than announcement at the meeting of the time and place of the holding of the adjourned meeting. If such meeting is adjourned by the Members, such time and place shall be determined by a vote of the holders of the Required Class A Interests. Upon the resumption of such adjourned meeting, any business may be transacted that might have been transacted at the meeting as originally called.

          (d) An annual meeting of the Members, for the election of the Managers and for the transaction of such other business as may properly come before the meeting, shall be held at such place, within or without the State of Delaware, on such date and at such time as the Managers shall fix and set forth in the notice of the meeting, which date shall be within 13 months subsequent to the date of organization of the Company or the last annual meeting of Members, whichever most recently occurred.

          (e) Special meetings of the Members for any proper purpose or purposes may be called at any time by the Managers or the holders of the Required Class A Interests.

          (f) Written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than two (2) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Managers or Person calling the meeting, to each Member entitled to vote at such meeting.

          (g) The date on which notice of a meeting of Members is mailed or the date on which the resolution of the Managers declaring a distribution is adopted, as the case may be, shall be the record date for the determination of the Members entitled to notice of or to vote at such meeting, including any adjournment thereof, or the Members entitled to receive such distribution.

          (h) The right of Members to cumulative voting in the election of Managers is expressly denied.

     8.2    ACTION BY WRITTEN CONSENT OR TELEPHONE CONFERENCE.

          (a) Any action required or permitted to be taken at any annual or special meeting of Members may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of not less than the minimum Units of Membership Interests that would be necessary to take the action that is the subject of the consent.

          (b) Members may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in such meeting shall constitute attendance and presence in person at such meeting, except where a Person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.


                                   ARTICLE IX

                              MEMBERSHIP INTERESTS

     9.1 CERTIFICATES REPRESENTING MEMBERSHIP INTERESTS. Units of Membership Interest of the Company may be represented by certificates in such form or forms as the Managers may approve, provided that such form or forms shall comply with all applicable requirements of Law or of the Certificate. Such certificates shall be signed by the president or a vice president, and by the secretary or an assistant secretary, of the Company (or by at least two Managers, if the Company has not appointed such officers) and may be sealed with the seal of the Company or imprinted or otherwise marked with a facsimile of such seal. The signature of any or all of the foregoing officers of the Company may be represented by a printed facsimile thereof. If any officer whose signature, or a facsimile thereof, shall have been set upon any certificate shall cease, prior to the issuance of such certificate, to occupy the position in right of which his signature, or facsimile thereof, was so set upon such certificate, the Company may nevertheless adopt and issue such certificate with the same effect as if such officer occupied such position as of such date of issuance; and issuance and delivery of such certificate by the Company shall constitute adoption thereof by the Company. The certificates shall be consecutively numbered, and as they are issued, a record of such issuance shall be entered in the books of the Company. Certificates merely evidence ownership of Membership Interests and shall not be deemed to create ownership in and of themselves, which ownership shall exist without regard to the issuance of a certificate.

     9.2 CERTIFICATE TRANSFER BOOK AND MEMBERS OF RECORD. The secretary of the Company (or, if none, the Managers) shall maintain, among other records, a stock transfer book containing certificates evidencing the Units of Membership Interest, the stubs in which shall set forth the names and addresses of the holders of all issued Units of Membership Interest of the Company, the number of Units of Membership Interest held by each such holder, the number of certificates representing such Membership Interest, the date of issue of such certificates, and whether or not such Membership Interest originates from original issue or transfer. The names and addresses of Members as they appear on the certificate transfer book shall be the official list of Members of record of the Company for all purposes except as otherwise provided herein. The Company shall keep this record of Members at its registered office or principal place of business, or at the office of its transfer agent or registrar. The Company shall be entitled to treat the holder of record of any Membership Interests as the owner thereof for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such Membership Interests or any rights deriving from such Membership Interests on the part of any other person, including, but without limitation, a purchaser, assignee, or transferee, unless and until such other person becomes the holder of record of such Membership Interests, whether or not the Company shall have either actual or constructive notice of the interest of such other person.

     9.3 MEMBER'S CHANGE OF NAME OR ADDRESS. Each Member shall promptly notify the Managers of the Company, at its principal business office, by written notice sent by certified mail, return receipt requested, of any change in name or address of the Member from that as it appears upon the official list of Members of record of the Company. The Managers of the Company shall then enter such changes into all affected Company records, including, but not limited to, the official list of Members of record.

     9.4 TRANSFER OF MEMBERSHIP INTERESTS. The Membership Interests represented by any certificate of the Company are transferable only on the books of the Company by the holder of record thereof or by its duly authorized attorney or legal representative upon surrender of the certificate for such Membership Interest, properly endorsed or assigned. The Managers may make such rules and regulations concerning the issue, transfer, registration and replacement of certificates as they deem desirable or necessary.

     9.5 LOST, STOLEN OR DESTROYED CERTIFICATES. The Company may issue a new certificate for Membership Interests in the place of any certificate theretofore issued and alleged to have been lost, stolen or destroyed, but the Managers may require the owner of such lost, stolen or destroyed certificate, or his legal representative, to furnish an affidavit as to such loss, theft, or destruction and to give a bond in such form and substance, and with such surety or sureties, with fixed or open penalty, as the board may direct, in order to indemnify the Company and its transfer agents and registrars, if any, against any claim that may be made on account of the alleged loss, theft or destruction of such certificate.

     9.6 PREEMPTIVE RIGHTS. Except as provided by Law or the Certificate, the Members shall not have a preemptive right to acquire additional, unissued or treasury Units of Membership Interest of the Company, convertible into or carrying a right to subscribe to acquire Units of Membership Interest.


                                    ARTICLE X

                                 INDEMNIFICATION

     10.1 RIGHT TO INDEMNIFICATION. Subject to the limitations and conditions as provided in this Article X, each Person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (hereinafter a "Proceeding"), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that he or she, or a Person of whom he or she is the legal representative, is or was a Manager of the Company or while a Manager of the Company is or was serving at the request of the Company as a Manager, director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise that is an Affiliate of the Company shall be indemnified, defended and held harmless by the Company to the fullest extent permitted by the Act and the DGCL, as the same exist or may hereinafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said Law permitted the Company to provide prior to such amendment) against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, attorneys' fees) actually incurred by such Person in connection with such Proceeding, and indemnification under this Article X shall continue as to a Person who has ceased to serve in the capacity which initially entitled such Person to indemnity hereunder. The rights granted pursuant to this Article X shall be deemed contract rights, and no amendment, modification or repeal of this Article X shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings arising prior to any such amendment, modification or repeal. It is expressly acknowledged that the indemnification provided in this Article X could involve indemnification for negligence of any Person indemnified or under theories of strict liability.

     10.2 ADVANCE PAYMENT. To the fullest extent permitted by applicable Law, the right to indemnification conferred in this Article X shall include the right to be paid or reimbursed by the Company the reasonable expenses incurred by a Person of the type entitled to be indemnified under Article X who was, is or is threatened to be made a named defendant or respondent in a Proceeding in advance of the final disposition of the Proceeding and without any determination as to the Person's ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred by any such Person in advance of the final disposition of a Proceeding, shall be made only upon delivery to the Company of a written affirmation by such Manager of his or her good faith belief that he has met the standard of conduct necessary for indemnification under this Article X and a written undertaking, by or on behalf of such Person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified Person is not entitled to be indemnified under this Article X or otherwise.

     10.3 INDEMNIFICATION OF OFFICERS, EMPLOYEES AND AGENTS. The Company shall indemnify, defend, hold harmless and advance expenses to an officer, employee or agent of the Company to the same extent and subject to the same conditions under which it may indemnify, defend, hold harmless and advance expenses to Managers under this Article X; and, the Company shall indemnify and advance expenses to Persons who are not or were not Managers, officers, employees or agents of the Company but who are or were serving at the request of the

Company as a Manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a Person to the same extent that it may indemnify and advance expenses to Managers under this Article X.

     10.4 APPEARANCE AS A WITNESS.  Notwithstanding  any other provision of this
Article X, the Company may pay or reimburse expenses incurred by a Manager or any other indemnified Person under Section 10.3 hereof, whether or not such Person is still serving in such capacity at such time, in connection with his appearance as a witness or other participation in a Proceeding at a time when he is not a named defendant or respondent in the Proceeding.

     10.5 REQUEST FOR INDEMNIFICATION. To obtain indemnification, a Person shall submit to the secretary of the Company a written request with such information as is reasonably available to such Person regarding the basis for such claim for indemnification. The secretary of the Company shall promptly advise the Managers of such request. Such Person shall be advanced all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding, within ten days after requesting them, to the fullest extent permitted by the Act or the DGCL ("Expenses").

     10.6 DETERMINATION OF INDEMNIFICATION. A Person's entitlement to indemnification shall be determined in accordance with the Act and the DGCL. If entitlement to indemnification is to be determined by a law firm, or member of a law firm, that is experienced in matters of business organization Law and neither presently is, nor in the five years previous to his selection or appointment has been, retained to represent: (i) the Company or an indemnified Person in any matter material to either such party; or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder ("Independent Counsel"), the Company shall furnish notice to such Person within ten days after receipt of the request for indemnification, specifying the identity and address of the Independent Counsel. Such Person may, within fourteen days after receipt of such written notice of selection, deliver to the Company a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of Independent Counsel and the objection shall set forth with particularity the factual basis of such assertion. If there is an objection to the selection of Independent Counsel, either the Company or such Person may petition the Court of Chancery of the State of Delaware or any other court of competent jurisdiction for a determination that the objection is without a reasonable basis and/or for the appointment of Independent Counsel selected by the Court.

     Except in the event that the determination of entitlement to indemnification is to be made by Independent Counsel, if the person or persons empowered under this Section to determine entitlement to indemnification shall not have made and furnished to the Person in writing a determination of whether such Person is entitled to indemnification within thirty days after receipt by the Company of the Person's request therefor, a determination of entitlement to indemnification shall be deemed to have been made, and the Person shall be entitled to such indemnification unless such Person knowingly misrepresented a material fact in connection with the request for indemnification or such indemnification is prohibited by Law. The termination of any Proceeding or of any matter therein, by judgment, order, settlement or conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not (except as otherwise expressly provided in this Article) of itself adversely affect the right of such Person to indemnification or create a presumption such Person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, or with respect to any criminal Proceeding, that such Person had reasonable cause to believe that his conduct was unlawful.

     10.7 PAYMENTS TO INDEPENDENT COUNSEL. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred acting pursuant to this Article X and in any proceeding to which it is a party or witness in respect of its investigation and written report and shall pay all reasonable fees and expenses incident to the procedures in which such Independent Counsel was selected or appointed. No Independent Counsel may serve if a timely objection has been made to his selection until a court has determined that such objection is without a reasonable basis.

     10.8 RIGHT TO BRING SUIT. In the event that (i) a determination is made pursuant to Section 10.6 hereof that a Person is not entitled to indemnification under this Article, (ii) advancement of Expenses is not timely made pursuant to
Section 10.5 hereof, (iii) Independent Counsel has not made and delivered a written opinion determining the request for indemnification (a) within ninety days after being appointed by the court, or (b) within ninety days after objections to his selection have been overruled by the court, or (c) within ninety days after the time for the Company or such Person to object to his selection, or (iv) payment of indemnification is not made within five days after a determination of entitlement to indemnification, such Person shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of his entitlement to such indemnification or advancement of Expenses. In the event that a determination shall have been made that a Person is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 10.8 shall be conducted in all respects as a DE NOVO trial on the merits and such Person shall not be prejudiced by reason of that adverse determination. If a determination shall have been made or deemed to have been made that a Person is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 10.8, or otherwise, unless such Person knowingly misrepresented a material fact in connection with the request for indemnification, or such indemnification is prohibited by Law.

     The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 10.8 that the procedures and presumptions of this Article are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all provisions of this Article. In the
event  that  a  Person,   pursuant  to  this  Section  10.8,
seeks a judicial adjudication to enforce his rights under, or to recover damages for breach of, this Article, such Person shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all Expenses actually and reasonably incurred by him in such judicial adjudication, but only if he prevails therein. If it shall be determined in such judicial adjudication that a Person is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the Expenses incurred by such Person in connection with such judicial adjudication or arbitration shall be appropriately prorated.

     10.9 NONEXCLUSIVITY OF RIGHTS. The right to indemnification and the advancement and payment of expenses conferred in this Article X shall not be exclusive of any other right which a Manager or other Person indemnified pursuant to Section 10.2 may have or hereafter acquire under any Law (common or statutory), provision of the Certificate or this Agreement, agreement, vote of Members or disinterested Managers or otherwise.

     10.10 SAVINGS CLAUSE. If this Article X or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Manager or any other Person indemnified pursuant to this Article X as to Expenses to the full extent permitted by any applicable portion of this Article X that shall not have been invalidated and to the fullest extent permitted by applicable Law. The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Article X that the procedures and presumptions of this Article X are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all provisions of this Article X.

     10.11 SURVIVAL OF RIGHTS. The provisions of this Article shall continue as to any Person whose status has ceased and shall inure to the benefit of his heirs, executors and administrators.

     10.12 INSURANCE. The Company may maintaininsurance, at its expense, to protect itself and any manager, officer, employee or agent of the Company or another limited liability company, corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Company would have the power to indemnify such Person against such expense, liability or loss under Delaware Law.

     10.13 INDEMNITY AGREEMENTS. The Company may enter into indemnity agreements with Persons who are Managers from time to time, and with such officers, employees and agents as the Managers may designate.

     10.14  RESTRICTIONS  ON PAYMENT.  Notwithstanding  any other  provision  of
Article VII and Article X, no payments provided in Article X or reimbursements provided in Article VII shall be made unless and only to the extent that the Company shall have received either (a) Additional Contributions from the Class A Members in accordance with Section 5.2, (b) shall have received repayments from the $20,000,000 Intercompany Note or (c) shall have received repayments from the $55,000,000 Intercompany Note, provided that the principal amount of the [$55,000,000] Intercompany Note shall not be less than the aggregate principal amounts and face amounts of the Instruments (as defined in the Participation Agreement) and further provided no payments or reimbursements shall be made from the Tranche B Economic Interest.


                                   ARTICLE XI

                                      TAXES

     11.1 TAX RETURNS. The Managers shall cause to be prepared and filed all necessary federal and state income tax returns and all other necessary tax returns for the Company, including making the elections described in Section
11.2. Each Member shall furnish to the Managers all pertinent information in its possession relating to Company operations that is necessary to enable the Company's income tax returns to be prepared and filed.

     11.2 TAX ELECTIONS. The Company shall make the following elections on the appropriate tax returns:

          (a) to adopt the calendar year as the Company's taxable year;

          (b) to adopt the cash method (or accrual method, as appropriate) of accounting and to keep the Company's books and records on the income-tax method;

          (c) if a distribution of Company property as described in Section 734 of the Code occurs or if a transfer of a Membership Interest as described in Section 743 of the Code occurs, on written request of any Member, to elect, pursuant to Section 754 of the Code, to adjust the basis of Company properties;

          (d) to elect to amortize the organization expenses of the Company and the startup expenditures of the Company under Section 195 of the Code ratably over a period of 60 months as permitted by Section 709(b) of the Code;

          (e) any other election the Managers may deem appropriate and in the best interests of the Members; and

          (f) to use the maximum allowable accelerated tax method and shortest permissible tax life for depreciation purposes.

Neither the Company nor any Manager or Member may make an election for the Company to be excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or any similar provisions of applicable state Law, and no provision of this Agreement shall be construed to sanction or approve such an election.

     11.3 TAX MATTERS PARTNER.

          (a) A majority of the Managers shall designate one Member to be the "tax matters partner" of the Company pursuant to Section 6231(a)(7) of the Code; or, if there is no Manager that is a Member, the "tax matters partner" ("TMP") shall be a Member that is designated as such by the Required Class A Interests. Any Member who is designated TMP shall inform each other Member of all significant matters that may come to its attention in its capacity as TMP as may be reasonably necessary. Any Member who is designated TMP may not take any action contemplated by Sections 6222 through 6233 of the Code without the consent of the Required Class A Interests, but this sentence does not authorize such Manager (or any other Manager) to take any action left to the determination of an individual Member under Sections 6222 through 6233 of the Code.

          (b) PNG is designated as the initial TMP.

          (c) COMPLIANCE. The TMP and other Members shall use reasonable commercial effort to comply with responsibilities outlined in this Section and Code Sections 6222 through 6233 and 6050K (and the IRS Regulations thereunder) and in doing so shall incur no liability to any other Member. Notwithstanding the TMP's obligation to use its reasonable efforts in the fulfillment of its responsibilities, the TMP shall not be required to incur any expenses for the preparation for, or pursuance of, administrative or judicial proceedings, unless the Members agree on a method for sharing such expenses.

          (d) INFORMATION REQUESTED BY THE TMP. The Members and Managers shall furnish the TMP, within two weeks from the receipt of the request, the information (including information specified in Code Sections 6230(e) and 6050K) the TMP may reasonably request to comply with the requirements on furnishing information to the Internal Revenue Service.

          (e) TMP AGREEMENTS WITH THE IRS. (1) The TMP shall not agree to any extension of the statute of limitations for making assessments on behalf of the Company without first obtaining the written consent of all Members. The TMP shall not bind any other Member to a settlement agreement in tax audits without obtaining the written concurrence of any such Member. (2) Any other Member who enters in a settlement agreement with the Secretary of the Treasury with respect to any Company (partnership) items, as defined in Code Section 6231(a)(3), shall notify the other parties of such items within ninety (90) days from the date of such settlement.

          (f) INCONSISTENT TREATMENT OF COMPANY ITEMS. If any Member intends to file a notice of inconsistent treatment under Code Section 6222(b), such Member shall, prior to the filing of such notice, notify the TMP of the (actual or potential) inconsistency of the Member's intended treatment of the Company (partnership) item with the treatment of that item by the Company. The TMP shall remit copies of such notification to the other Members. If an inconsistency notice is filed solely because a Member has not received a Schedule K-1 in time for filing of its income tax return, the TMP need not be notified.

          (g) REQUEST FOR ADMINISTRATIVE ADJUSTMENT. No Member shall file pursuant to Code Section 6227 a request for an administrative adjustment of Company (partnership) items without first notifying all other Members. If all Members agree with the requested adjustment, the TMP shall file the request on behalf of the Company. If unanimous consent is not obtained within thirty (30) days from such notice, or within the period required to timely file the request, if shorter, any Member, including the TMP, may file a request for administrative adjustment on its own behalf.

          (h) JUDICIAL PROCEEDINGS. Any Member intending to file a petition under Code Sections 6226, 6228, or any other Code section with respect to any Company (partnership) item, or other tax matters involving the Company, shall notify the other Members prior to such filing of the nature of the contemplated proceeding. In the case where the TMP is the Member intending to file such petition, such notice shall be given within a reasonable time to allow the other Members to participate in the choice of the forum for such petition. If the Members do not agree on the appropriate forum, then the forum shall be chosen by majority vote. Each Member shall have a vote in accordance with its Percentage Interest in the Company for the year under audit. If a majority cannot agree, the TMP shall choose the forum. If a Member intends to seek review of any court decision rendered as a result of such proceeding, the Member shall notify the other Members prior to seeking such review.


                                   ARTICLE XII

                            RESTRICTIONS ON TRANSFERS

     12.1 RESTRICTIONS ON TRANSFER. Class A Units, or any portion thereof, may be sold, assigned or transferred to any other Person subject to the consent of the Required Class A Interests; provided, however, PNG or an Affiliate retains ownership of fifty percent (50%) or more of the Class A Units. Class A Units may be pledged to the Collateral Agent pursuant to the terms and provisions of that certain Amended and Restated Secured Credit Agreement dated as of January 12, 1995, by and among Tejas-Acadian Holding Company, certain financial institutions, Canadian Imperial Bank of Commerce, as Co-Agent, Administrative Agent and Collateral Agent, Bank of Montreal, as Co-Agent, and Citibank, N.A., as Co-Agent, or in connection with any subsequent or replacement financing of an Affiliate of the Company. Class B Units may not be sold, assigned or transferred without the consent of the Required Class A Interests. Class B Units may be pledged to the Collateral Agent pursuant to the terms of the Trust Credit Agreement.

     12.2 WITHDRAWAL; DISSOLUTION; BANKRUPT MEMBERS. No Member shall be permitted to resign or withdraw from the Company. Except as set forth in Section 13.1(d) below, the withdrawal or dissolution of any Member shall not terminate the Company nor shall a Member becoming a Bankrupt Member. Subject to Section 13.1(d), upon the withdrawal or dissolution of any Member, or if any Member becomes a Bankrupt Member, the Company or any Class A Member shall have the option, exercisable by notice from another Member to the withdrawing, dissolving or Bankrupt Member (or its representative), as applicable, at any time prior to the 180th day after such other Member's receiving notice of the withdrawal or dissolution or the occurrence of the event causing the Bankrupt Member to become such, to buy, and on the exercise of this option the withdrawing or dissolving Member or the Bankrupt Member or its representative shall sell, its Membership Interest. The purchase price of Class A Units shall be an amount equal to the fair market value thereof determined by agreement by the withdrawing or dissolving Member or the Bankrupt Member (or its representative) and the other Members; however, if those Persons do not agree on the fair market value on or before the 30th day following the exercise of the option, either such Person, by notice to the other, may require the determination of fair market value to be made by an independent appraiser specified in that notice. If the Person receiving that notice objects on or before the tenth day following receipt to the independent appraiser designated in that notice, and those Persons otherwise fail to agree on an independent appraiser, either such Person may petition the United States District Judge for the Southern District of Texas (Houston Division) then senior in service to designate an independent appraiser. The determination of the independent appraiser, however designated, is final and binding on all parties. The withdrawing or dissolving Member or the Bankrupt Member, as applicable, and the Company each shall pay one-half of the costs of the appraisal. The purchase price of Class B Units shall be the Liquidation Price. The Company or the Class A Member shall pay the fair market value of the Class A Units or the Class B Liquidating Distributions as the case may be, in cash at the time of the purchase. The payment to be made to the withdrawing or dissolving Member or the Bankrupt Member, or its representative, as applicable, pursuant hereto shall be in complete liquidation and satisfaction of all the rights and interest of the withdrawing or dissolving Member or the Bankrupt Member and its representative (and all Persons claiming by, through, or under the withdrawing or dissolving Member or the Bankrupt Member and its representative) in and in respect of the Company, including, without limitation, any Membership Interest, any rights in specific Company property, and any rights against the Company and (insofar as the affairs of the Company are concerned) against the Members, and constitutes a compromise to which all Members have agreed pursuant to Section 5.02(D) of the Act.

     12.3 LEGEND AND APPLICATION. The Members shall cause any certificates representing the ownership of the Membership Interests owned by them to be conspicuously endorsed on the front or the back thereof with the following legend (or such equivalent legends as counsel for the Company may approve) in addition to any legend imposed pursuant to any other agreement or required to comply with any applicable Law:

               "The Membership Interests represented by this certificate are subject to certain provisions found in the Limited Liability Company Agreement of the Company, which in part restrict the transfer of the Membership Interest. A copy of the Limited Liability Company Agreement has been filed with the Company at its principal place of business and its registered office and will be furnished by the Company to the holder of this certificate without charge upon written request to the Company at its principal place of business or registered office."

     12.4 EFFECTIVE DATE OF TRANSFERS. In the event a transfer of a Membership Interest is consummated in accordance with this Article, such transfer will be recognized for the purpose of distributions and allocations as of the date on which such transfer became effective, provided that the Company shall have been given a copy of all documents or instruments executed in connection with such transfer. A transferee shall be an assignee under the Act and shall not become a substituted Member unless such admission is approved by all of the other Members. Notwithstanding any assumption of liabilities by a transferee, the transferring Member shall not be released from its obligations under this Agreement or otherwise with respect to the Company unless such a release is approved by the Members (exclusive of the transferor).

     12.5 COMPLIANCE WITH SECURITIES LAWS. In addition to the restrictions on transfer of the Membership Interests contained in this Agreement, no transfer of any Membership Interest shall be made by or on behalf of any Member unless the Membership Interests are registered under the Securities Act of 1933, as amended, pursuant to an effective registration statement which contemplates the proposed transfers and complies with the then-applicable regulations, rules and administrative procedures and practices of the Securities and Exchange Commission, and are registered or qualified in accordance with any applicable state securities Laws, regulations, rules and administrative procedures and practices, or unless the Company has received the written opinion of or satisfactory to its legal counsel that the proposed transfer is exempt from registration under applicable securities Laws. The Managers may waive the requirements of this Section.

     12.6 TAX TERMINATION. For the right of a Member to dispose of a Membership Interest or any part thereof or of any Person to be admitted to the Company in connection therewith to exist or be exercised, the Company must receive a favorable opinion of the Company's legal counsel or of other legal counsel acceptable to the Managers to the effect that the disposition or admission, when added to the total of all other sales, assignments, or other dispositions within the preceding 12 months, would not result in the Company's being considered to have "terminated" within the meaning of the Code. The Managers may waive the requirements of this Section.

     12.7 INTERESTS IN A MEMBER. A Member that is not a natural person may not cause or permit an interest, direct or indirect, in itself to be transferred or assigned such that after the transfer or assignment the Company would be considered to have terminated within the meaning of Section 708 of the Code.

                                  ARTICLE XIII

                           DISSOLUTION AND LIQUIDATION

     13.1 DISSOLUTION OF THE COMPANY. The Company shall be dissolved upon the occurrence of any of the following events:

          (a) The written consent of the Required Class A Interests and the Required Class B Interests;

          (b) The sale or other disposition of all or substantially all of the Company assets and the receipt of all payments therefor in cash;

          (c) October 1, 2025;

          (d) The death, insanity, retirement, resignation or expulsion of a Member, the occurrence of an event which causes a Member to become a Bankrupt Member or the occurrence of any other event which terminates the continued membership of a Member in the Company (other than as described in Section 4.6 or 4.7), unless the business of the Company is continued by the written consent of the remaining Members holding Class A Units and Class B Units within 90 days after written notice thereof is provided to the Members by the Company and there are at least two remaining Members; or

          (e) Entry of a decree of judicial  dissolution  of the  Company  under
     Section 18-802 of the Act.

     13.2 LIQUIDATION AND TERMINATION. On dissolution of the Company, until all Class B Guaranteed Payment Distributions and all Class B Mandatory Distributions required to be made under the terms of this Agreement have been made, the Required Class B Interests shall appoint the liquidator. After all Class B Guaranteed Payment Distributions and all Class B Mandatory Distributions required to be made under the terms of this Agreement have been made, the Managers shall act as liquidator or may appoint one or more Members as liquidator. The liquidator shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act. The costs of liquidation shall be borne as a Company expense. Until final distribution, the liquidator shall continue to operate the Company with all of the power and authority of the Managers. Maintenance of property and borrowings and expenditures of Company funds for legitimate Company purposes to effectuate or facilitate the winding up or the liquidation of the Company affairs shall be authorized if the liquidator, in the exercise of its business judgment, believes that the interest of the Company would be best served thereby and shall not be construed to involve a continuation of the Company. Upon dissolution of the Company, a true, just and final accounting of all transactions relating to the business of the Company shall be made. Liabilities of the Company shall be paid and assets of the Company shall be distributed in accordance with the provisions of Section 13.3 hereof as soon as is reasonably possible after the dissolution of the Company.

     13.3 PAYMENT OF LIABILITIES AND DISTRIBUTION OF ASSETS. Upon dissolution of the Company, the liquidator shall determine and report to all the Members each Member's Capital Account, any amounts owing to the Company from any Member, the interest of the Company in its properties and the value of Company properties, equipment and other assets. The assets of the Company remaining after the payment of all Company debts shall be distributed as follows:

          (a) The liquidator may sell any or all Company property, including to Members, and any resulting gain or loss from each sale shall be computed and allocated to the Capital Accounts of the Members;

          (b) With respect to all Company property that has not been sold, the fair market value of that property shall be determined and the Capital Accounts of the Members shall be adjusted to reflect the manner in which the unrealized income, gain, loss, and deduction inherent in property that has not been reflected in the Capital Accounts previously would be allocated among the Members if there were a taxable disposition of that property for the fair market value of that property on the date of distribution;

          (c) Company property shall then be distributed to the Class B Members to the extent of all Class B Guaranteed Payment Distributions during the distribution period and all remaining scheduled Class B Mandatory Distributions ("Terminating Distributions"), before any distribution shall be made to the holders of any Class A Unit. The Class B Members shall not otherwise participate in the distribution of assets upon liquidation. If the assets of the Company are insufficient to permit the payment of the full required termination payment, then all assets available for distribution shall be distributed ratably to the holders of the Class B Units. A consolidation, merger, sale of assets or the reduction of units of the Company shall not be deemed to be a liquidation, dissolution or winding-up of the Company within the meaning of this Section; and

          (d) Company property shall then be distributed among the Class A Members, first, in such proportions and in such amounts (to the extent of available funds) as necessary to cause the respective balances in the Members' Capital Accounts to be in proportion to their respective
     Membership Interests and, thereafter, in accordance with the positive Capital Account balances of the Members, as determined after taking into account all Capital Account adjustments for the taxable year of the Company during which the liquidation occurs (other than those made by reason of this clause (iii)); and those distributions shall be made by the end of the taxable year of the Company during which the liquidation of the Company occurs (or, if later, 90 days after the date of the liquidation).

     All distributions in kind to the Members shall be made subject to the liability of each distributee for costs, expenses and liabilities theretofore incurred or for which the Company has committed prior to the date of termination and those costs, expenses and liabilities shall be allocated to the distributee pursuant to this Section 13.3. The distribution of cash and/or property to a Member in accordance with the provisions of this Section 13.3 constitutes a complete return to the Member of its Capital Contributions and a complete distribution to the Member of its Membership Interests and all the Company's property and constitutes a compromise to which all Members have consented within the meaning of Section 18-502 of the Act. To the extent that a Member returns funds to the Company, it has no claim against any other Member for those funds.

     Notwithstanding the foregoing, until the repayment of any Member's indebtedness to the Company, the liquidator shall retain such Member's distributive share of cash from such properties against such indebtedness and the cost of operation of such properties during the period of liquidation. If, after six (6) months after the liquidator's report, a Member's indebtedness to the Company has not been satisfied, such Member's Membership Interest may be foreclosed upon and sold at public or private sale at the best price immediately obtainable which shall be determined in the sole judgment of the liquidator, the proceeds applied to the indebtedness and the balance of such proceeds, if any, delivered to such Member as its liquidating distribution.


                                   ARTICLE XIV

                            MISCELLANEOUS PROVISIONS

     14.1 NOTICES. Notices of any kind which may be or are required to be given hereunder by any Member to another shall be in writing and personally delivered or sent by telecopy or certified mail, return receipt requested, addressed to the respective Member at the post office address appearing on EXHIBIT A hereto or at such other address as may be designated by such Member by notice addressed to the other Members. If mailed, notices shall be deemed to have been given three (3) Business Days after deposited in the United States mail.

     14.2 AMENDMENT OR MODIFICATION. This Agreement may be amended or modified from time to time only by a written instrument adopted by the Managers and executed and agreed to by the Required Class A Interests and the Required Class B Interests; provided, however, that (a) an amendment or modification reducing a Member's Percentage Interest or increasing its Commitment (other than to reflect changes otherwise provided by this Agreement) is effective only with that Member's consent, (b) an amendment or modification reducing the required Percentage Interest or other measure for any consent or vote in this Agreement is effective only with the consent or vote of Members having the Percentage Interests or other measure theretofore required, and (c) no amendment or modification affecting Section 2.8 hereof shall be effective unless the Required Class B Interests shall consent.

     14.3 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the Members, the Managers, and their respective successors and assigns.

     14.4 CONSTRUCTION. The captions used in this Agreement are for convenience only and shall not be construed in interpreting this Agreement. Wherever the context so requires, the masculine shall include the feminine and the neuter and the singular shall include the plural, and vice versa, unless the context clearly requires a different interpretation.

     14.5 GOVERNING  LAW. ALL  PROVISIONS OF THIS  AGREEMENT  SHALL BE CONSTRUED
ACCORDING TO THE SUBSTANTIVE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. The rights and liabilities of the Members shall, except as otherwise provided in this Agreement, be as provided for in the Act.

     14.6 SEVERABILITY. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable Laws, ordinances, rules and regulations of the jurisdictions in which the Company does business. In the event of a direct conflict between the provisions of this Agreement and
(a) any provision of the Certificate, or (b) any mandatory provision of the Act or (to the extent such statutes are incorporated into the Act) the DGCL, the applicable provision of the Certificate, the Act, or the DGCL shall control. If any provision of this Agreement or the application thereof to any person or circumstances is for any reason and to any extent invalid or unenforceable, the remainder of this Agreement and the application of such provision to the other persons or circumstances will not be affected thereby, but rather are to be enforced to the greatest extent permitted by Law.

     14.7 WAIVER OF PARTITION. Each Member hereby irrevocably waives during the term of the Company any right that it may have to maintain any action for partition with respect to any assets of the Company and, except as provided in
Article XIII, any right it may have to maintain any action for dissolution of the Company.

     14.8 COUNTERPARTS. This Agreement may be signed in multiple counterparts, each of which shall be deemed one and the same instrument.

     14.9 NOTICE TO MEMBERS OF PROVISIONS OF THIS AGREEMENT. By executing this Agreement, each Member acknowledges that it has actual notice of (a) all of the provisions of this Agreement, including, without limitation, the restrictions on the transfer of Membership Interests set forth in Article XII, and (b) all of the provisions of the Certificate, including, without limitation, the fact that the Certificate provides that no Member shall have the preemptive right to acquire any Membership Interests that may at any time be issued, sold or offered for sale by the Company. Each Member hereby agrees that this Agreement constitute adequate notice of all such provisions, including, without limitation, any notice requirement under Article 2.19(D) of the DGCL and Article 8 of the UCC, and each Member hereby waives any requirement that any further notice thereunder be given.

     14.10 EXAMINATION OF AGREEMENT. A signed counterpart of this Agreement shall be deposited with the Company. The Company shall maintain such counterpart at its principal office and shall make the same available for examination by any Member, in person or by agent or attorney, to the same extent that the books and records of the Company are so available or are required to be so available by applicable Law.

     14.11 NO THIRD PARTY BENEFICIARIES. This Agreement are intended for the exclusive benefit of the Members and their respective personal representatives, successors and permitted assigns, and nothing contained in this Agreement shall be construed as creating any rights or benefits in or to any third party.


                                   MEMBERS:

                                   PONTCHARTRAIN NATURAL GAS SYSTEM,
                                   A TEXAS GENERAL PARTNERSHIP

                                   By: TXO-ACADIAN GAS PIPELINE CORP.,
                                   A DELAWARE CORPORATION

                                   By:  /S/  CHRIS TONG
                                   Name:     Chris Tong
                                   Title:    Vice President - Finance


                                   By: MCN ACADIAN GAS PIPELINE CORP.,
                                   A DELAWARE CORPORATION

                                   By:  /S/  CHRIS TONG
                                   Name:     Chris Tong
                                   Title:    Vice President - Finance


                                   MCN PELICAN INTERSTATE GAS CORP.,
                                   A DELAWARE CORPORATION

                                   By:  /S/  CHRIS TONG
                                   Name:     Chris Tong
                                   Title:    Vice President - Finance

                                   MAGNOLIA ENERGY VENTURE TRUST

                                   By: STATE STREET BANK AND TRUST
                                   COMPANY, NOT IN ITS INDIVIDUAL
                                   CAPACITY BUT SOLELY AS TRUSTEE


                                   By:  /S/  RUTH A. SMITH
                                   Name:     Ruth A. Smith
                                   Title:    Assistant Vice President

                                  EXHIBIT "A"

                                 NAME, ADDRESS,
                        COMMITMENT, UNITS OF MEMBERSHIP
                        INTEREST AND PERCENTAGE INTEREST
                                 OF EACH MEMBER


1.   CLASS A UNITS

                                   INITIAL        UNITS OF       INITIAL
                                   CAPITAL        MEMBERSHIP     PERCENTAGE
                                   CONTRIBUTION   INTEREST       INTEREST


a.   Pontchartrain Natural         Tranche A          9660          96.6%
     Gas System                    Economic
     1301 McKinney, Ste. 700       Interest
     Houston, TX 77002

b.   MCN Pelican Interstate        $2,300,000          340           3.4%
     Gas Corp.
     1301 McKinney, Ste. 700
     Houston, TX 77002


2.   CLASS B UNITS (to be issued on Tranche B Financing Funding Date)


a.   Magnolia Energy               $55,000,000      10,000          100%
     Venture Trust
     c/o State Bank and
     Trust Company, Trustee
     225 Franklin Street
     Boston, MASS 02110

                             DISTRIBUTION SCHEDULE


                                            CLASS B
                                           GUARANTEED         CLASS B
     DISTRIBUTION          TOTAL            PAYMENT          MANDATORY
        DATE             DISTRIBUTION     DISTRIBUTIONS    DISTRIBUTIONS

     12/29/95
     01/08/96              105,149.31        105,149.31             0.00
     04/29/96            2,896,466.00      1,143,022.22     1,753,443.78
     07/29/96            2,158,602.00        899,097.88     1,259,504.32
     10/28/96            2,182,323.00        877,830.25     1,304,492.75
     01/28/97            2,182,323.00        865,207.60     1,317,115.40
     04/28/97            2,142,185.00        824,402.91     1,317,782.09
     07/28/97            2,185,987.00        811,311.46     1,354,675.54
     10/28/97            2,189,789.00        797,101.15     1,392,687.85
     01/28/98            2,189,789.00        773,326.43     1,416,462.57
     04/28/98            2,142,185.00        732,860.06     1,409,324.94
     07/28/98            2,165,987.00        717,205.71     1,448,781.29
     10/28/98            2,189,789.00        700,354.79     1,489,434.21
     01/28/99            2,189,789.00        674,928.49     1,514,860.51
     04/28/99            2,142,185.00        634,957.96     1,507,227.04
     07/28/99            2,165,987.00        616,562.68     1,549,424.32
     10/28/99            2,189,789.00        596,887.70     1,592,901.30
   01/28/2000            2,189,789.00        569,695.11     1,620,093.89
   04/28/2000            2,158,602.00        536,146.58     1,622,455.42
   07/28/2000            2,158,602.00        508,750.52     1,649,851.48
   10/30/2000            2,182,323.00        496,745.44     1,685,577.56
   01/29/2001            2,182,323.00        452,429.95     1,729,893.05
   04/30/2001            2,142,185.00        423,219.75     1,718,965.25
   07/30/2001            2,165,987.00        394,194.06     1,771,792.94
   10/29/2001            2,189,789.00        364,276.35     1,825,512.65
   01/28/2002            2,189,790.00        333,451.56     1,856,338.44
   04/29/2002            2,390,427.00        302,106.25     2,088,320.75
   07/29/2002            2,416,987.00        266,843.80     2,150,143.20
   10/28/2002            2,443,547.00        230,537.43     2,213,009.57
   01/28/2003            2,443,547.00        195,292.28     2,248,254.72
   04/28/2003            2,390,427.00        153,500.94     2,236,926.06
   07/28/2003            2,416,987.00        117,434.77     2,299,552.23
   10/28/2003            2,443,547.00         79,469.35     2,364,077.65
   01/28/2004            2,330,229.00         39,111.92     2,291,117.08

                       -------------------------------------------------
                         $72,233,412       $17,233,412      $55,000,000
                       =================================================